UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2005

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events

To allow for incorporation into the Registrant’s Registration Statement on Form S-4, to be filed on or around November 4, 2005 with the SEC, and into other applicable SEC filings, if any, attached are:

•	Report of KPMG LLP, Independent Registered Public Accountants;

•	Consolidated Balance Sheets – May 1, 2005 and May 2, 2004;

•	Consolidated Statements of Income – Fiscal years ended May 1, 2005, May 2, 2004 and April 27, 2003;

•	Consolidated Statements of Stockholders’ Equity and Comprehensive Income – Fiscal years ended May 1, 2005, May 2, 2004 and April 27, 2003;

•	Consolidated Statements of Cash Flows – Fiscal years ended May 1, 2005, May 2, 2004 and April 27, 2003; and

•	Notes to Consolidated Financial Statements

These consolidated financial statements, as contained herein, are the financial statements included in our 2005 Annual Report on Form 10-K filed on July 11, 2005, with the addition of Note 18 – Financial Information for Subsidiary Issuer and Guarantor and Non-Guarantor Subsidiaries.

Additionally, to allow for incorporation into the Registrant’s Registration Statement on Form S-4, to be filed on or around November 4, 2005 with the SEC, and into other applicable SEC filings, if any, attached are:

•	Unaudited Condensed Consolidated Balance Sheets – July 31, 2005 and May 1, 2005;

•	Unaudited Condensed Consolidated Statements of Income – Three months ended July 31, 2005 and August 1, 2004;

•	Unaudited Condensed Consolidated Statements of Cash Flows – Three months ended July 31, 2005 and August 1, 2004; and

•	Notes to Unaudited Condensed Consolidated Financial Statements

These unaudited condensed consolidated financial statements, as contained herein, are the financial statements included in our Quarterly Report on Form 10-Q for the three month period ended July 31, 2005, filed on September 9, 2005, with the addition of Note 13 – Financial Information for Subsidiary Issuer and Guarantor and Non-Guarantor Subsidiaries.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit	Description

23.1	Consent of KPMG LLP

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Del Monte Foods Company:

We have audited the accompanying consolidated balance sheets of Del Monte Foods Company and subsidiaries as of May 1, 2005 and May 2, 2004, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended May 1, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Del Monte Foods Company and subsidiaries as of May 1, 2005 and May 2, 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended May 1, 2005, in conformity with U.S. generally accepted accounting principles.

As discussed in note 2 to the consolidated financial statements, the Company changed its method of accounting for stock-based compensation on April 28, 2003.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Del Monte Foods Company and subsidiaries’ internal control over financial reporting as of May 1, 2005, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated July 8, 2005 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.

/s/ KPMG LLP

San Francisco, California

July 8, 2005, except as to note 18, which

    is as of November 3, 2005

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share data)

	May 1, 2005	May 2, 2004
ASSETS
Cash and cash equivalents	$145.9	$36.3
Trade accounts receivable, net of allowance	212.6	222.3
Inventories	825.1	823.5
Prepaid expenses and other current assets	134.8	143.6

TOTAL CURRENT ASSETS	1,318.4	1,225.7
Property, plant and equipment, net	807.9	820.9
Goodwill	769.1	770.9
Intangible assets, net	587.2	585.1
Other assets, net	48.0	57.1

TOTAL ASSETS	$3,530.6	$3,459.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$387.3	$427.2
Short-term borrowings	1.0	0.8
Current portion of long-term debt	1.7	6.3

TOTAL CURRENT LIABILITIES	390.0	434.3
Long-term debt	1,304.4	1,369.5
Deferred tax liabilities	250.6	226.2
Other non-current liabilities	325.0	300.8

TOTAL LIABILITIES	2,270.0	2,330.8

Stockholders’ equity:
Common stock ($0.01 par value per share, shares authorized: 500,000,000; issued and outstanding: 211,203,551 at May 1, 2005 and 209,691,132 at May 2, 2004)	$2.1	$2.1
Additional paid-in capital	961.6	943.6
Accumulated other comprehensive loss	(5.9)	(1.7)
Retained earnings	302.8	184.9

TOTAL STOCKHOLDERS’ EQUITY	1,260.6	1,128.9

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,530.6	$3,459.7

See Accompanying Notes to Consolidated Financial Statements.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Fiscal Year
	2005	2004	2003
Net sales	$3,180.9	$3,129.9	$2,092.3
Cost of products sold	2,378.6	2,294.4	1,533.6

Gross profit	802.3	835.5	558.7
Selling, general and administrative expense	478.4	457.0	313.6

Operating income	323.9	378.5	245.1
Interest expense	130.8	129.0	45.3
Other (income) expense	2.8	(1.7)	4.4

Income from continuing operations before income taxes	190.3	251.2	195.4
Provision for income taxes	71.7	90.5	65.2

Income from continuing operations	118.6	160.7	130.2
Income (loss) from discontinued operations before income taxes	(1.2)	6.0	5.7
Provision (benefit) for income taxes	(0.5)	2.1	2.4

Income (loss) from discontinued operations	(0.7)	3.9	3.3

Net income	$117.9	$164.6	$133.5

Earnings per common share
Basic:
Continuing Operations	$0.56	$0.77	$0.74
Discontinued Operations	—	0.02	0.02

Total	$0.56	$0.79	$0.76

Diluted:
Continuing Operations	$0.56	$0.76	$0.74
Discontinued Operations	—	0.02	0.02

Total	$0.56	$0.78	$0.76

See Accompanying Notes to Consolidated Financial Statements.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND

COMPREHENSIVE INCOME

(In millions, except share data)

	Common Stock		Notes Receivable from Stockholders	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance at May 1, 2002	—	$—	$—	$—	$—	$—	$—
Net income	—	—	—	—	—	133.5	133.5
Other comprehensive income/(loss):							—
Minimum pension liability adjustment (net of tax of $8.0)	—	—	—	—	(12.4)	—	(12.4)
Loss on cash flow hedging instruments (net of tax of $0.9)	—	—	—	—	(1.4)	—	(1.4)
Currency translation adjustment	—	—	—	—	4.2	—	4.2

Comprehensive income							123.9
Spin-off transaction	156,921,228	1.6	—	486.0	—	(113.2)	374.4
Merger	52,329,556	0.5	(0.4)	450.2	—	—	450.3
Issuance of shares	52,587	—	—	0.3	—	—	0.3
Restricted stock units and amortization of unearned compensation	—	—	—	0.5	—	—	0.5

Balance at April 27, 2003	209,303,371	$2.1	$(0.4)	$937.0	$(9.6)	$20.3	$949.4

Net income	—	—	—	—	—	164.6	164.6
Other comprehensive income/(loss):
Minimum pension liability adjustment (net of tax of $6.5)	—	—	—	—	10.2	—	10.2
Gain on cash flow hedging instruments (net of tax of $1.5)	—	—	—	—	2.3	—	2.3
Currency translation adjustment	—	—	—	—	(4.6)	—	(4.6)

Comprehensive income							172.5
Issuance of shares	387,761	—	—	2.3	—	—	2.3
Repayment of notes receivable from stockholders	—	—	0.4	—	—	—	0.4
Stock option expense	—	—	—	2.3	—	—	2.3
Restricted stock units and amortization of unearned compensation	—	—	—	2.0	—	—	2.0

Balance at May 2, 2004	209,691,132	$2.1	$—	$943.6	$(1.7)	$184.9	$1,128.9

Net income	—	—	—	—	—	117.9	117.9
Other comprehensive income/(loss):
Minimum pension liability adjustment (net of tax benefit of $4.9)	—	—	—	—	(7.6)	—	(7.6)
Gain on cash flow hedging instruments (net of tax of $1.2)	—	—	—	—	1.8	—	1.8
Currency translation adjustment	—	—	—	—	1.6	—	1.6

Comprehensive income							113.7
Issuance of shares	1,512,419	—	—	9.1	—	—	9.1
Stock option expense	—	—	—	6.4	—	—	6.4
Restricted stock units and amortization of unearned compensation	—	—	—	2.5	—	—	2.5

Balance at May 1, 2005	211,203,551	$2.1	$—	$961.6	$(5.9)	$302.8	$1,260.6

See Accompanying Notes to Consolidated Financial Statements.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Fiscal Year
	2005	2004	2003
OPERATING ACTIVITIES:
Net income	$117.9	$164.6	$133.5
(Income) loss from discontinued operations	0.7	(3.9)	(3.3)

Income from continuing operations	118.6	160.7	130.2
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	91.0	89.5	50.0
Deferred taxes	21.0	38.8	30.4
Write-off of debt issuance cost and loss on debt refinancing	33.5	7.1	2.0
Foreign currency loss, net	—	0.2	3.4
Stock compensation expense	8.3	4.3	0.9
Other non-cash items, net	10.2	1.3	10.4
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable, net	10.0	0.1	116.8
Inventories	1.5	(55.5)	210.8
Prepaid expenses and other current assets	9.5	(1.8)	(25.7)
Other assets, net	2.2	18.0	(5.6)
Accounts payable and accrued expenses	(38.4)	1.7	(50.7)
Other non-current liabilities	6.6	8.6	18.0

NET CASH PROVIDED BY OPERATING ACTIVITIES	274.0	273.0	490.9

INVESTING ACTIVITIES:
Capital expenditures	(73.1)	(82.7)	(195.8)
Net proceeds from disposal of assets	8.6	81.5	2.0
Net cash acquired in Merger	—	—	7.0
Other items, net	(7.3)	—	13.3

NET CASH USED IN INVESTING ACTIVITIES	(71.8)	(1.2)	(173.5)

FINANCING ACTIVITIES:
Net parent settlements	—	—	(141.4)
Proceeds from short-term borrowings	470.8	335.7	121.7
Payments on short-term borrowings	(470.6)	(335.5)	(203.2)
Proceeds from long-term debt	—	57.4	1,095.0
Principal payments on long-term debt	(59.7)	(333.6)	(356.5)
Payments of debt related costs	(42.2)	(9.1)	(36.8)
Issuance of common stock	9.1	2.1	0.2
Return of capital to Heinz	—	—	(770.0)
Other items, net	—	—	5.8

NET CASH USED IN FINANCING ACTIVITIES	(92.6)	(283.0)	(285.2)

Effect of exchange rate changes on cash and cash equivalents	0.7	0.3	6.6
NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS	(0.7)	4.5	3.4
NET CHANGE IN CASH AND CASH EQUIVALENTS	109.6	(6.4)	42.2
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	36.3	42.7	0.5

CASH AND CASH EQUIVALENTS AT END OF YEAR	$145.9	$36.3	$42.7

See Accompanying Notes to Consolidated Financial Statements.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

May 1, 2005

(In millions, except share and per share data)

Note 1.    Business and Basis of Presentation

Del Monte Foods Company and its consolidated subsidiaries (“Del Monte,” or the “Company”) is one of the country’s largest producers, distributors and marketers of premium quality, branded and private label food and pet products for the U.S. retail market, with leading food brands, such as Del Monte, StarKist, Contadina, S&W, College Inn and other brand names and premier foods and snacks for pets, with brands including 9Lives, Kibbles ‘n Bits, Pup-Peroni, Snausages, Pounce and other brand names. The majority of its products are sold nationwide in all channels serving retail markets, mass merchandisers, the U.S. military, certain export markets, the foodservice industry and food processors.

Del Monte Corporation (“DMC”) is a direct, wholly-owned subsidiary of Del Monte Foods Company (“DMFC”). DMC and DMC’s subsidiaries accounted for 100% of the consolidated revenues and net earnings of Del Monte Foods Company, except for expenses relating to compensation of the members of the Board of Directors of the Company. As of May 1, 2005, DMFC’s sole asset was the stock of DMC. Del Monte Foods Company had no subsidiaries other than DMC and DMC’s subsidiaries, and had no direct liabilities other than accruals relating to the compensation of the directors of the Board of the Del Monte Foods Company. The Company is separately liable under various full and unconditional guarantees of indebtedness of DMC.

On December 20, 2002, the Company acquired certain businesses of H. J. Heinz Company (“Heinz”), including Heinz’s U.S. and Canadian pet food and pet snacks, North American tuna, U.S. retail private label soup and U.S. infant feeding businesses (the “Acquired Businesses”). Del Monte acquired these businesses through the merger (the “Merger”) of its wholly-owned subsidiary (“pre-Merger DMC”) with and into SKF Foods Inc. (“SKF”), previously a wholly-owned subsidiary of Heinz. Following the Merger, SKF changed its name to Del Monte Corporation. The Merger has been accounted for as a reverse acquisition in which SKF is treated as the acquirer, primarily because Heinz shareholders owned a majority of DMFC common stock upon the completion of the Merger. As a result, the historical financial statements of SKF, which reflect the operations of the Acquired Businesses while under the management of Heinz, became the historical financial statements of DMFC as of the completion of the Merger. The Company’s fiscal 2005 and fiscal 2004 financial statements reflect the operations of the combined businesses, whereas the results for the fiscal year ended April 27, 2003 (“fiscal 2003”) reflect the operations of the combined businesses after December 20, 2002.

The preparation of the financial statements for fiscal 2003 included the use of “carve out” and “push down” accounting procedures in which certain assets, liabilities and expenses historically recorded or incurred at the Heinz parent company or affiliate level, which related to or were incurred on behalf of SKF, have been identified and allocated or pushed down, as appropriate, to the financial results of SKF prior to the Merger. Allocations were made primarily on a percentage-of-revenue basis. No debt or interest expense was allocated to SKF from Heinz. Accordingly, these historical financial statements are not indicative of the results of operations that would have existed or will exist in the future assuming SKF was operated as an independent company or as a subsidiary of Del Monte. Further, since the historical financial statements of the Company do not include the historical financial results of pre-Merger DMC prior to December 20, 2002, the financial statements may not be indicative of future results of operations or the historical results that would have resulted if the Merger had occurred at the beginning of a fiscal year.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

For reporting purposes, the Company’s businesses are aggregated into two reportable segments: Consumer Products and Pet Products. The Consumer Products reportable segment includes the Del Monte Brands, StarKist Seafood and Private Label Soup operating segments, which manufacture, market and sell shelf-stable products, including fruit, vegetable, tomato, broth, infant feeding, tuna and soup products. The Pet Products reportable segment includes the Pet Products operating segment, which manufactures, markets and sells dry and wet pet food and pet snacks. During the second quarter of fiscal 2005, the StarKist Brands operating segment was split into the StarKist Seafood and Private Label Soup operating segments due to changes in the Company’s management and reporting related to these product groupings. This operating segment change did not affect the Company’s reportable segments. During the fiscal year ended May 2, 2004 (“fiscal 2004”), the Company sold certain assets formerly included in the Pet Products reportable segment, including its rights in the IVD and Medi-Cal brands, its rights in the Techni-Cal brand in the United States and Canada, and related inventories (“2004 Asset Sale”). For all periods presented, the operating results, cash flows and assets related to the 2004 Asset Sale and a Canadian production facility have been classified as discontinued operations.

The Company operates on a 52 or 53-week fiscal year ending on the Sunday closest to April 30. The results of operations for fiscal 2005, fiscal 2004, and fiscal 2003 contain 52, 53, and 52 weeks, respectively.

Certain items in the consolidated financial statements of prior years have been reclassified to conform to the current year’s presentation.

Note 2.    Significant Accounting Policies

Trade Promotions:    Accruals for trade promotions are recorded primarily at the time a product is sold to the customer based on expected levels of performance. Settlement of these liabilities typically occurs in subsequent periods primarily through an authorized process for deductions taken by a customer from amounts otherwise due to the Company. Deductions are offset against related trade promotion accruals. Evaluations of the trade promotion liability are performed monthly and adjustments are made where appropriate to reflect changes in the Company’s estimates. Trade promotion expense is recorded as a reduction to net sales.

Retirement Benefits:    The Company sponsors three defined benefit pension plans and several unfunded defined benefit postretirement plans, providing certain medical, dental and life insurance benefits to eligible retired, salaried, non-union hourly and union employees. Independent third party actuaries utilize statistical and other factors to anticipate future events in calculating an estimate of the expense and liabilities related to these plans. The actuarial reports are used by the Company to estimate the expenses and liabilities related to these plans. The factors utilized by the actuaries include assumptions about the discount rate, expected return on plan assets, the health care cost trend rate, withdrawal and mortality rates and the rate of increase in compensation levels. These assumptions may differ materially from actual results due to changing market and economic conditions, higher or lower withdrawal rates or longer or shorter mortality of participants. These differences may impact the amount of retirement benefit expense recorded by the Company in future periods.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

Goodwill and Intangibles with Indefinite Lives:    In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), the Company does not amortize goodwill and intangible assets with indefinite useful lives, but instead tests for impairment at least annually. The Company has designated the first day of the fourth fiscal quarter as the annual impairment testing date, at which time the Company obtains an independent valuation of its intangible assets with indefinite useful lives and reporting units that have goodwill assigned to them. No impairment losses relating to these intangible assets and goodwill have been identified.

When conducting the annual impairment test for goodwill, the Company compares the fair value of a reporting unit containing goodwill to its carrying value. The estimated fair value is computed using two approaches: the income approach, which is the present value of expected cash flows, discounted at a risk-adjusted weighted average cost of capital; and the market approach, which is based on using market multiples of companies in similar lines of business. If the fair value of the reporting unit is determined to be more than its carrying value, no goodwill impairment is recognized.

If the fair value of the reporting unit is determined to be less than its carrying value, actual goodwill impairment, if any, is computed using a second test. The second test requires the fair value of the reporting unit to be allocated to all the assets and liabilities of the reporting unit as if the reporting unit had been acquired in a business combination at the date of the impairment test. The excess of the fair value of the reporting unit over the fair value of assets less liabilities is the implied value of goodwill and is used to determine the amount of impairment.

For intangible assets with indefinite useful lives, estimated fair value is determined using the relief from royalty method. In estimating discounted future cash flows, management uses historical financial information as well as the Company’s operating plans and projections, which include assumptions regarding sales trends and profitability.

Stock-based Compensation:    Effective at the beginning of fiscal 2004, the Company adopted the fair value recognition provisions of FASB Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), to account for its stock-based compensation. The Company elected the prospective method of transition as permitted by FASB Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” (“SFAS 148”). Effective April 28, 2003, future employee stock option grants and other stock-based compensation are expensed over the vesting period, based on the fair value at the time the stock-based compensation is granted.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

In accordance with SFAS 123 and SFAS 148, the following table presents pro forma information for the years ended May 1, 2005, May 2, 2004, and April 27, 2003 regarding net income and earnings per share as if the Company had accounted for all of its employee stock options under the fair value method of SFAS 123:

	Fiscal Year
	2005	2004	2003
Net income, as reported	$117.9	$164.6	$133.5
Add: Stock-based employee compensation expense included in reported net income, net of tax	5.1	2.7	0.6
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards, net of tax	6.4	4.7	1.0

Pro forma net income	$116.6	$162.6	$133.1
Earnings per share:
Basic—as reported	$0.56	$0.79	$0.76
Basic—pro forma	$0.55	$0.78	$0.76
Diluted—as reported	$0.56	$0.78	$0.76
Diluted—pro forma	$0.55	$0.77	$0.76

The fair value for these stock options was estimated at the date of grant using a Black-Scholes option-pricing model. The following table presents the weighted average assumptions for the years ended May 1, 2005, May 2, 2004, and April 27, 2003:

	Fiscal Year
	2005	2004	2003
Dividend yield	0.0%	0.0%	0.0%
Expected volatility	32.0%	34.8%	36.4%
Risk-free interest rate	3.6%	3.7%	3.5%
Expected life (in years)	7.0	7.0	7.0

The weighted average fair value per share of options granted during the year was $4.39, $3.88 and $3.32, for the years ended May 1, 2005, May 2, 2004, and April 27, 2003, respectively. The fair value of other stock-based compensation was determined by the market value of the Company’s common stock on the date of grant.

Retained Insurance Liability:    The Company obtains an independent actuarial valuation of its retained insurance exposure based on historical information and projected costs to resolve claims. The Company assumed a 4.5% discount rate assumption in the valuation for fiscal 2005. The Company assumed an average discount rate of 3.36% and 3.13% for fiscal 2004 and fiscal 2003, respectively.

Cash Equivalents:    The Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents. The carrying amount reported in the balance sheet for cash equivalents approximates its fair value.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

Inventories:    Inventories are stated at the lower of cost or market. The Company uses the first-in, first-out (“FIFO”) and last-in, first-out (“LIFO”) methods to value its inventories. The determination of FIFO or LIFO depends on the production location of the inventories. Each production facility is designated as either a LIFO or FIFO inventory facility. For the LIFO facilities, the Company has established LIFO pools for containers and finished goods inventories.

The creation of the debit LIFO reserve balance at May 2, 2004 resulted from the Merger when a purchase accounting adjustment to record the fruit, vegetable and tomato inventories at fair value was made. The fair value of these inventories became the historical cost LIFO layer.

As the Company began manufacturing new inventories, new current year costs were developed. The difference between the inventory value based on the current year costs and the inventory value based on historical LIFO costs results in a debit balance LIFO reserve of $36.6 and $36.7, as of May 1, 2005 and May 2, 2004, respectively.

Beginning in fiscal 2004, the Company began to produce a portion of its soup inventories in its Mendota, IL facility, an existing LIFO-designated facility. Soup inventories are also produced in the Company’s Pittsburgh, PA facility, which was a FIFO-designated facility. It would not be practical for the Company to value these comparable inventories under different inventory valuation methods. As a result, effective April 28, 2003, the Company changed the designation of its Pittsburgh facility to a LIFO facility and adopted the LIFO valuation method for all products produced in Pittsburgh including soup, broth and infant feeding inventories. The Company believes that this is a preferable change in accounting method.

If the Company had used the FIFO method rather than the LIFO method to value its soup, broth and infant feeding inventories, net income for fiscal 2005 and fiscal 2004 would have been $2.3 and $0.2 higher than reported.

New Item Funding:    The Company pays new item funding fees to its customers in order to place new products on grocery shelves. New products include brand extensions, line extensions and seasonal offerings. The Company capitalizes such fees as they are paid and amortizes them over a 12-month period, as a reduction to net sales. These capitalized fees are included in prepaid expenses.

Property, Plant and Equipment and Depreciation:    Property, plant and equipment are stated at cost and are depreciated over their estimated useful lives, using the straight-line method. Maintenance and repairs are expensed as incurred. Significant expenditures that increase useful lives are capitalized. The principal estimated useful lives are: land improvements—10 to 30 years; buildings and leasehold improvements—10 to 45 years; machinery and equipment—3 to 20 years; computer software—3 to 7 years. Depreciation of plant and equipment and leasehold amortization was $84.3, $82.6, and $44.8 for the 2005, 2004, and 2003 fiscal years, respectively.

Included in prepaid expenses and other current assets are certain real properties which the Company has classified as assets held for sale. Assets held for sale totaled $33.8 and $39.7 as of May 1, 2005 and May 2, 2004, respectively. During the year ended May 1, 2005, the Company sold $5.9 of assets held for sale and recognized an immaterial gain on the sale. Management believes these assets continue to meet the criteria to be classified as held for sale. The Company’s facilities in San Jose, CA; Birmingham, AL; and Swedesboro, NJ are currently held for sale.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

The Company capitalizes software development costs for internal use in accordance with Statement of Position 98-1, “Accounting for Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”). Capitalization of software development costs begins in the application development stage and ends when the asset is placed into service. The Company amortizes such costs using the straight-line method over estimated useful lives. The Company capitalized $7.3, $9.2 and $5.4 of software development costs in fiscal 2005, fiscal 2004, and fiscal 2003, respectively, related to systems supporting the Company’s infrastructure.

Long-lived Assets:    The Company reviews long-lived assets held and used, intangible assets with finite useful lives and assets held for sale for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an evaluation of recoverability was required, the estimated undiscounted future cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down was required. If the undiscounted cash flows are less than the carrying amount, an impairment loss is recorded to the extent that the carrying amount exceeds the fair value. If management has committed to a plan to dispose of long-lived assets, the assets to be disposed of are reported at the lower of carrying amount or fair value less estimated costs to sell.

The Company’s intangible assets with estimable lives have useful lives between 10 and 40 years and are amortized on a straight-line basis.

Deferred Debt Issuance Costs:    The Company capitalizes costs associated with the issuance of debt instruments and amortizes these costs over the term of the debt agreements. Amortization expense for deferred charges for the years ended May 1, 2005, May 2, 2004, and April 27, 2003 was $3.9, $4.5, and $1.7, respectively. Deferred debt issuance costs are included in other assets.

Derivative Financial Instruments:    The Company uses derivative financial instruments only for the purpose of managing risks associated with interest rate, currency and commodity price exposures. The Company does not trade or use instruments with the objective of earning financial gains on interest rate fluctuations alone, nor does it use instruments where there are not underlying exposures. The Company believes that its use of derivative instruments to manage risk is in its best interest. The Company accounts for derivative financial instruments at fair value as assets or liabilities in accordance with FASB Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”). The Company has designated each derivative contract as one of the following: (1) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (“Cash Flow Hedge”) or (2) a hedging instrument whose change in fair value is recognized to act as an economic hedge but does not meet the requirements to receive hedge accounting treatment (“Economic Hedge”).

The effective portion of the change in the fair value of a derivative that is designated as a Cash Flow Hedge is reported in other comprehensive income. The gain or loss included in other comprehensive income is subsequently reclassified into net income on the same line in the

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

consolidated statements of income as the hedged item in the same period that the hedge transaction affects net income. The ineffective portion of a change in fair value of a Cash Flow Hedge is reported in other income/expense. For derivatives designated as Economic Hedges, all changes in fair value are reported in other income/expense.

The Company formally documents its hedging relationships, including identification of the hedging instruments and the hedged items, as well as its risk management objectives and strategies for undertaking hedge transactions. Derivatives are reported in the consolidated financial statements at fair value in other assets and other non-current liabilities. The Company also formally assesses, both at inception and at least quarterly thereafter, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of the hedged item. If it is determined that a hedging relationship ceases to be a highly effective hedge, the Company will discontinue hedge accounting when that determination is made.

Fair Value of Financial Instruments:    The carrying amount of certain of the Company’s financial instruments, including accounts receivable, accounts payable, and accrued expenses, approximates fair value due to the relatively short maturity of such instruments. The carrying amounts of Del Monte’s derivative financial instruments are recorded at fair value in accordance with SFAS 133. The carrying amount of the Company’s floating rate debt instruments approximates fair value because the interest rates adjust periodically to the current market rates. The following table provides the book value and fair value of the Company’s fixed rate notes:

	May 1, 2005		May 2, 2004
	Book Value	Fair Value	Book Value	Fair Value
9 1/4% senior subordinated notes	$2.5	$2.7	$310.1	$331.5
8 5/8% senior subordinated notes	450.0	486.0	450.0	497.3
6 3/4% senior subordinated notes	250.0	243.8	—	—

Fair values were estimated based on quoted market prices from the trading desk of a nationally recognized investment bank.

Income Taxes:    The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Prior to the Merger, the Acquired Businesses were consolidated with Heinz in the filing of Heinz’s consolidated domestic and foreign income tax returns. Tax expense for fiscal year 2003 included the effect of certain tax sharing agreements the Acquired Businesses had with Heinz regarding the consolidated filing. Specifically, Heinz charged (refunded) the Acquired Businesses at the appropriate statutory rate for its taxable income (loss). In addition, Heinz charged the Acquired Businesses for their share of consolidated state tax expense based on their share of the state tax allocation factors. These tax-sharing agreements were terminated upon the completion of the Merger.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

Environmental Remediation:    The Company accrues for losses associated with environmental remediation obligations when such losses are probable, and the amounts of such losses are reasonably estimable. Accruals for estimated losses from environmental remediation obligations are recognized no later than the completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change.

Comprehensive Income:    Comprehensive income is comprised of net income and other comprehensive income (“OCI”). OCI is comprised of minimum pension liability adjustments, net of tax, currency translation adjustments and net unrealized gains on cash flow hedges, net of tax.

Revenue Recognition:    The Company recognizes revenue from sales of products, and related costs of products sold, where persuasive evidence of an arrangement exists, delivery has occurred, the seller’s price is fixed or determinable and collectibility is reasonably assured. This generally occurs when the customer receives the product or at the time title passes to the customer. Customers generally do not have the right to return product unless damaged or defective. Net sales is comprised of gross sales reduced by customer returns, consumer promotion costs relating to coupon redemption, trade promotions, performance allowances, customer pick-up allowances and discounts.

Concentration of Credit Risk:    A relatively limited number of customers account for a large percentage of our total sales. For the years ended May 1, 2005, May 2, 2004, and April 27, 2003, one customer accounted for approximately 29%, 25% and 24% of list sales, which approximates gross sales, respectively. This customer accounted for approximately 20% and 15% of trade accounts receivable as of May 1, 2005 and May 2, 2004, respectively. The top ten customers represented approximately 58%, 56% and 54% of the Company’s list sales for fiscal 2005, fiscal 2004 and fiscal 2003, respectively. The Company closely monitors the credit risk associated with its customers.

Coupon Redemption:    Coupon redemption costs are accrued in the period in which the coupons are offered, based on estimates of redemption rates that are developed by management. Management estimates are based on recommendations from independent coupon redemption clearing-houses as well as on historical information. Should actual redemption rates vary from amounts estimated, adjustments to accruals may be required. Coupon redemption costs are recorded as a reduction to sales.

Cost of Products Sold:    Cost of products sold are all expenses incurred that are directly connected with bringing the products to a salable condition. These costs include raw material, packaging, labor, certain transportation and warehousing costs and overhead expenses.

Foreign Currency Translation:    For the Company’s operations in countries where the functional currency is other than the U.S. dollar, revenue and expense accounts are translated at the average rates during the period, and balance sheet items are translated at year-end rates. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of stockholders’ equity. Gains and losses from foreign currency transactions are included in net income for the period.

Advertising Expense:    All costs associated with advertising are expensed as incurred. Marketing expense, which includes advertising expense, was $93.2, $76.2 and $69.9 for fiscal 2005, fiscal 2004 and fiscal 2003, respectively and is included in selling, general and administrative expense.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

Research and Development:    Research and development costs are included as a component of selling, general and administrative expense. Research and development costs were $20.1, $20.1 and $17.4 for fiscal 2005, fiscal 2004 and fiscal 2003, respectively.

Earnings per Common Share:    Basic earnings per common share is computed by dividing net income attributable to common shares by the weighted average number of common shares and share equivalents outstanding during the period. The computation of diluted earnings per common share is similar to the computation of basic earnings per common share, except for the inclusion of all potentially dilutive securities, including stock options and other stock-based compensation. For the year ended April 27, 2003, the computation of weighted average shares outstanding includes all outstanding shares for the period after December 20, 2002 and the retroactively restated number of shares received by Heinz shareholders for the period prior to December 20, 2002.

Principles of Consolidation:    The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated upon consolidation. The Company accounts for its investments in joint ventures under the equity method of accounting, under which the investment in the joint venture is adjusted for the Company’s share of the profit or loss of the joint venture.

Use of Estimates:    The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Recently Issued Accounting Standards

In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4” (“SFAS 151”). This statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement is issued. The Company’s adoption of SFAS No. 151 is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), which replaces SFAS 123. The accounting required by SFAS 123R is similar to that of SFAS 123; however, the choice between recognizing the fair value of stock options in the income statement or disclosing the pro forma income statement effect of the fair value of stock options in the notes to the financial statements allowed under SFAS 123 has been eliminated in SFAS 123R. SFAS 123R is effective for all fiscal years beginning after June 15, 2005, and early adoption is permitted. Management intends to use the modified prospective

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

transition method to adopt SFAS 123R beginning in fiscal 2007 and expects that the implementation of SFAS 123R will increase the Company’s stock-based compensation expense in fiscal 2007.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 clarifies the term “conditional asset retirement obligation” as used in Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations.” Conditional asset retirement obligation refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The Company does not expect that the adoption of FIN 47 will have a material effect on the Company’s consolidated financial statements.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). This Statement replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Consequently, the Company will adopt the provisions of SFAS 154 for its fiscal year beginning May 1, 2006. Management currently believes that adoption of the provisions of SFAS No. 154 will not have a material impact on the Company’s consolidated financial statements.

Note 3.    Discontinued Operations

In April 2004, the Company sold certain assets formerly included in the Pet Products reportable segment, including its rights in the IVD and Medi-Cal brands, its rights in the Techni-Cal brand in the United States and Canada, and related inventories, for $82.5. The Company is manufacturing certain products for the buyer during a transition period after the sale. The Company performed certain transition services for the buyer during agreed-upon post-closing periods. The sale resulted in an insignificant net loss, after deducting transaction costs and foreign currency adjustments. For all periods presented, the operating results, cash flows and assets related to the 2004 Asset Sale and other operating results from a related Canadian production facility have been classified as discontinued operations. On May 1, 2005, the remaining assets in discontinued operations primarily consisted of the Canadian production facility, which is being actively marketed for sale. The Company expects to complete the sale of this facility in the first half of fiscal 2006.

Net sales from discontinued operations were $28.1, $83.8 and $78.8 for fiscal 2005, fiscal 2004 and fiscal 2003, respectively.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

The following table sets forth the major categories of assets included in assets of discontinued operations:

	May 1, 2005	May 2, 2004
Property, plant and equipment, net	$2.2	$2.1
Other	—	0.4

Assets of discontinued operations	$2.2	$2.5

Note 4.    Supplemental Financial Statement Information

	May 1, 2005	May 2, 2004
Trade accounts receivable:
Trade	$213.5	$228.6
Allowance for doubtful accounts	(0.9)	(6.3)

TRADE ACCOUNTS RECEIVABLE, NET	$212.6	$222.3

Inventories:
Finished products	$619.9	$622.1
Raw materials and in-process material	62.5	59.8
Packaging material and other	106.1	104.9
LIFO Reserve	36.6	36.7

TOTAL INVENTORIES	$825.1	$823.5

Property, plant and equipment:
Land and land improvements	$39.7	$40.3
Buildings and leasehold improvements	380.0	366.4
Machinery and equipment	875.9	822.5
Construction in progress	26.0	33.2

	1,321.6	1,262.4
Accumulated depreciation	(513.7)	(441.5)

PROPERTY, PLANT AND EQUIPMENT, NET	$807.9	$820.9

Accounts payable and accrued expenses:
Accounts payable—trade	$180.9	$170.9
Marketing and advertising	63.7	76.5
Payroll and employee benefits	17.5	34.9
Accrued interest	19.0	28.7
Income tax payable	3.7	14.8
Other current liabilities	102.5	101.4

ACCOUNTS PAYABLE AND ACCRUED EXPENSES	$387.3	$427.2

Other non-current liabilities:
Accrued postretirement benefits	$167.7	$162.6
Pension liability	108.5	86.0
Other non-current liabilities	48.8	52.2

OTHER NON-CURRENT LIABILITIES	$325.0	$300.8

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

	Fiscal 2005	Fiscal 2004	Fiscal 2003
Allowance for doubtful accounts rollforward:
Allowance for doubtful accounts at beginning of year	$(6.3)	$(6.9)	$(0.1)
Additions: charged to costs and expenses	(0.5)	—	(7.2)
Deductions: write-offs or reversals	5.9	0.6	0.4

Allowance for doubtful accounts at end of year	$(0.9)	$(6.3)	$(6.9)

Note 5.    Goodwill and Intangible Assets

The following table presents the Company’s goodwill and intangible assets:

	May 1, 2005	May 2, 2004
Goodwill	$769.1	$770.9

Non-amortizable intangible assets:
Trademarks	525.2	525.3
Other	13.8	7.3

Total non-amortizable intangible assets	539.0	532.6

Amortizable intangible assets:
Trademarks	69.7	70.7
Other	11.4	11.4

	81.1	82.1
Accumulated amortization	(32.9)	(29.6)

Amortizable intangible assets, net	48.2	52.5

Intangible assets, net	$587.2	$585.1

In fiscal 2005, goodwill decreased by $1.8, as a result of adjustments to the Company’s current tax liabilities relating to periods prior to December 20, 2002, the date of the Merger. During fiscal 2005, the Company determined that it had abandoned one of its amortizing trademarks, based upon the fact that the Company is not currently manufacturing any products under that brand, and wrote-off the unamortized balance of approximately $0.6. See Note 15 for information on the reportable segments, including goodwill balances.

Amortization expense for the years ended May 1, 2005, May 2, 2004 and April 27, 2003 was $3.7, $3.7 and $3.8, respectively. The following table presents expected amortization of intangible assets for each of the five succeeding fiscal years:

2006	$3.6
2007	3.5
2008	3.1
2009	3.0
2010	3.0

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

Note 6.    Earnings Per Share

The following tables set forth the computation of basic and diluted earnings per share:

	Fiscal Year
	2005	2004	2003
Basic earnings per common share:
Numerator:
Net income from continuing operations	$118.6	$160.7	$130.2

Denominator:
Weighted average shares	210,554,838	209,535,655	175,859,550

Basic earnings per common share	$0.56	$0.77	$0.74

Diluted earnings per common share:
Numerator:
Net income from continuing operations	$118.6	$160.7	$130.2

Denominator:
Weighted average shares	210,554,838	209,535,655	175,859,550
Effect of dilutive securities	1,800,785	1,676,587	635,027

Weighted average shares and equivalents	212,355,623	211,212,242	176,494,577

Diluted earnings per common share	$0.56	$0.76	$0.74

Stock options and restricted shares outstanding in the amounts of 7,580,348, 5,002,085 and 1,733,518 were not included in the computation of diluted earnings per share for the years ended May 1, 2005, May 2, 2004 and April 27, 2003, respectively, because inclusion of these options and restricted shares would be antidilutive.

Note 7.    Short-Term Borrowings and Long-Term Debt

On February 8, 2005, the Company completed the refinancing of a significant portion of its outstanding indebtedness (the “Refinancing”). The Refinancing was initiated to reduce the applicable interest rate spread under the Company’s senior credit facility debt (revolver and term loans), to reduce the coupon rate on a portion of its senior subordinated debt, and to provide the Company with enhanced operational flexibility. The Refinancing included the consummation of a cash tender offer and consent solicitation (the “Offer”) with respect to its outstanding 9 1/4% senior subordinated notes due 2011 (the “9 1/4% Notes”), the private placement offering of $250.0 principal amount of new 6 3/4% senior subordinated notes due 2015 (the “6 3/4% Notes”) and the consummation of a new $950.0 senior credit facility (the “New Credit Facility”). The Company used the proceeds from the sale of the 6 3/4% Notes and borrowings under the New Credit Facility to fund the payment of consideration and costs related to the Offer and to repay amounts outstanding under its previous senior credit facility. The New Credit Facility is comprised of a $350.0 revolving credit facility with a term of six years, a $450.0 Term Loan A with a term of six years, and a $150.0 Term Loan B with a term of seven years. The Company recognized $33.5 of expense as a result of the Refinancing.

Notes.    On December 20, 2002, in connection with the Spin-off and Merger, SKF (thereafter renamed DMC) issued $450.0 ($300.0 of which was issued directly to and subsequently sold by

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

Heinz) of 8 5/8% senior subordinated notes due December 15, 2012 (the “8 5/8% Notes”) with interest payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2003. Certain subsidiaries of DMC guaranteed DMC’s obligations under the 8 5/8% Notes The 8 5/8% Notes are also guaranteed by DMFC. The Company has the option to redeem the 8 5/8% Notes at a premium beginning on December 15, 2007 and at face value beginning on December 15, 2010.

On May 15, 2001, pre-Merger DMC sold $300.0 of 9 1/4% senior subordinated notes due May 15, 2011 with interest payable semi-annually on May 15 and November 15 of each year. The Company has the option to redeem the 9 1/4% Notes at a premium beginning on May 15, 2006 and at face value beginning on May 15, 2009. Upon completion of the Merger, in accordance with the terms of the 9 1/4% Notes, DMC assumed the 9 1/4% Notes obligations without limitation and certain subsidiaries of DMC guaranteed DMC’s obligations under the 9 1/4% Notes. The 9 1/4% Notes are also guaranteed by DMFC. On the date of the Merger, the 9 1/4% Notes were recorded on the Company’s consolidated financial statements at their fair market value, or $312.0. In connection with the Refinancing, the Company consummated the Offer with respect to almost all of its outstanding 9 1/4% Notes. The Offer expired on February 7, 2005 (the “Expiration Time”). As of the Expiration Time of the Offer, $297.5 aggregate principal amount of the 9 1/4% Notes had been validly tendered and not withdrawn, representing approximately 99.2% of the outstanding aggregate principal amount of the 9 1/4% Notes. The Company accepted for payment and paid for all 9 1/4% Notes validly tendered and not validly withdrawn on or prior to the Expiration Time. The recorded premium of $12.0 as of the date of the Merger was amortized $1.0, $1.4 and $0. 5 through earnings as a reduction to interest expense for fiscal 2005, fiscal 2004 and fiscal 2003, respectively. Approximately $9.0 of premium was recorded as a reduction to interest expense in conjunction with the Offer. The remaining premium of $0.1 will be amortized over the remaining life of the 9 1/4% Notes.

In connection with the Refinancing, through a private placement offering, the Company issued $250.0 principal amount of new 6 3/4% senior subordinated notes due February 15, 2015 (the “6 3/4% Notes”) with interest payable semi-annually on February 15 and August 15 of each year commencing August 15, 2005. Certain subsidiaries of DMC guaranteed DMC’s obligations under the 6 3/4% Notes. The 6 3/4% Notes are also guaranteed by DMFC. The Company has the option to redeem the 6 3/4% Notes at a premium beginning on February 15, 2010 and at face value beginning on February 15, 2013, subject to the concurrent payment of accrued and unpaid interest, if any, upon redemption.

In connection with the issuance of the 6 3/4% Notes, DMC and the guarantors, including DMFC and certain subsidiaries, entered into a registration rights agreement dated February 8, 2005 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, DMC and the guarantors agreed, among other things, to use their commercially reasonable efforts to file and cause to become effective an exchange offer registration statement with the Securities and Exchange Commission with respect to a registered offer (the “New Exchange Offer”) to exchange the 6 3/4% Notes for notes of DMC substantially identical in all material respects to the 6 3/4% Notes. Under certain circumstances, in lieu of a registered exchange offer, DMC and the guarantors have agreed to file a shelf registration statement with the SEC with respect to the resale of the 6 3/4% Notes. In the event that the New Exchange Offer is not consummated (or, as applicable, the shelf registration statement is not declared effective) on or prior to February 8, 2006, the annual interest rate borne by the 6 3/4% Notes will be increased by 0.5% until the New Exchange Offer is completed or the shelf registration statement is declared effective.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

Term Loan Obligations.    On December 20, 2002, in connection with the Merger, DMC borrowed $945.0 under its senior credit facility: 1) $195.0 under a six-year floating interest rate Old Term A Loan and 2) $705.0 and €44.0 ($45.0 U.S. Dollar equivalent on December 20, 2002) under an eight-year floating interest rate Old Term B Loan. On January 30, 2004, the Company completed an amendment of its senior credit facility, which reduced the interest rate spread for the Old Term B Loan, to 2.25% over LIBOR. The amendment also contained provisions to enhance the Company’s financial flexibility, including, among other things the removal of prepayment premiums. The remaining Old Term A Loan and Euro denominated Old Term B Loan of $168.4 and $53.7 respectively were repaid through a corresponding increase in the U.S. Dollar denominated Old Term B Loan in connection with the amendment. The Old Term B Loan totaled $882.8 after completion of the amendment.

On February 8, 2005, the Company completed the Refinancing which included the consummation of a new senior credit facility (the “New Credit Facility”). The New Credit Facility includes a $450.0 Term Loan A with a term of six years, and a $150.0 Term Loan B with a term of seven years. The interest rate spread for the Term Loan A may be adjusted periodically based on the total debt ratio and is a maximum of 1.50% over the Eurodollar Rate, as defined in the New Credit Facility agreement. The interest rate spread for the Term Loan B is set at 1.50% over the Eurodollar Rate.

Under the New Credit Facility, the interest rate payable on both the Term Loan A and Term Loan B was 4.69% as of May 1, 2005. As of May 2, 2004, the interest rate payable on the Old Term B Loan was 3.41%.

The following table presents the changes in the term loan obligations for fiscal 2005 and fiscal 2004:

	Term A	Term B ($)	Term B (€)	Total
Fiscal 2004
April 27, 2003	$168.4	$665.7	$47.5	$881.6
Scheduled principal payments	—	(6.7)	(0.4)	(7.1)
Exchange rate increase	—	—	6.6	6.6
January 30, 2004 amendment	(168.4)	222.1	(53.7)	—
Unscheduled prepayments	—	(269.0)	—	(269.0)

2004 Ending Balance	$—	$612.1	$—	$612.1

Fiscal 2005
Scheduled principal payments	$—	$(4.7)	$—	$(4.7)
February 8, 2005 Refinancing	450.0	(457.4)	—	$(7.4)

2005 Ending Balance	$450.0	$150.0	$—	$600.0

Revolving Credit Facility.    On December 20, 2002, in connection with the Merger, DMC established a $300.0 six-year floating rate revolving credit facility (the “Old Revolver”) with several lender participants as part of its senior credit facility. To maintain availability of funds under the Old Revolver, the Company paid a 0.50% commitment fee on the unused portion of the Old Revolver. On January 30, 2004, the Company completed an amendment of its senior credit facility, which reduced the then effective interest rate spread for the Old Revolver to 2.50% over LIBOR.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

In connection with the Refinancing, the Company consummated a New Credit Facility. The New Credit Facility includes a $350.0 six-year floating rate revolving credit facility (the “Revolver”) with several lender participants. As of May 1, 2005, the then effective interest rate spread for the Revolver was 1.50% over the Eurodollar Rate, as set forth in the New Credit Facility agreement. To maintain availability of funds under the Revolver, we pay a 0.375% commitment fee on the unused portion of the Revolver.

The outstanding balance on the $350.0 revolving credit facility was zero at May 1, 2005 and May 2, 2004. As of May 1, 2005, the net availability under the New Revolver, reflecting $53.8 of outstanding letters of credit, was $296.2.

The Company’s debt consists of the following, as of the dates indicated:

	May 1, 2005	May 2, 2004
Short-term borrowings:
Revolver	$—	$—
Other	1.0	0.8

	$1.0	$0.8

Current portion of long-term debt	$1.7	$6.3

Long-term debt:
Term A Loan	$450.0	$—
Term B Loan (U.S. Dollar)	150.0	612.1

Total Term Loans	$600.0	$612.1

9 1/4% senior subordinated notes	$2.6	$310.1
8 5/8% senior subordinated notes	450.0	450.0
6 3/4% senior subordinated notes	250.0	—
Other	3.5	3.6

	1,306.1	1,375.8
Less current portion	1.7	6.3

	$1,304.4	$1,369.5

At May 1, 2005, scheduled maturities of long-term debt for each of the five succeeding fiscal years are as follows:

2006	$1.7
2007	13.0
2008	24.2
2009	35.4
2010	46.7

At May 1, 2005, agreements relating to the Company’s long-term debt, including the credit agreement governing the New Credit Facility and the indentures governing the senior subordinated notes, contained covenants that restrict the ability of Del Monte Corporation and its subsidiaries, among other things, to incur or guarantee indebtedness, issue capital stock, pay dividends on and

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

redeem capital stock, prepay certain indebtedness, enter into transactions with affiliates, make other restricted payments, including investments, incur liens, consummate asset sales and enter into consolidations or mergers. Certain of these covenants are also applicable to Del Monte Foods Company. The Company’s credit agreement governing the New Credit Facility also requires compliance with certain financial tests, including a maximum total debt ratio and a minimum fixed charge coverage ratio. The maximum total debt ratio becomes more restrictive over time. As of May 1, 2005, the Company believes that it is in compliance with all such financial covenants.

Supplemental Disclosure of Cash Flow Information.    The Company made cash interest payments of $105.9, $123.4 and $20.3 during fiscal 2005, fiscal 2004 and fiscal 2003, respectively. In fiscal 2005, the Company repaid $850.0 of existing debt by incurring a like amount of new debt.

Note 8.    Derivative Financial Instruments

The Company uses interest rate swaps and commodity futures and options to hedge market risks. In prior periods, the Company also used foreign currency swaps to hedge market risks.

Interest Rate Hedges.    All interest rate swaps that have been entered into by the Company are used to hedge interest payments on floating rate debt. During fiscal 2005, the Company was the fixed-rate payer on eight interest rate swaps with a combined notional amount of $425.0. Two of the eight swaps, with a combined notional amount of $125.0 expired on September 30, 2004. These two interest rate swaps, which were entered into by pre-Merger DMC, were designated as cash flow hedges on December 31, 2002. The fair value of the two swaps at December 20, 2002, the date of the Merger, was a liability of $6.9, which was subsequently amortized as a reduction to interest expense over the life of the swaps. The Company amortized $1.4, $4.2 and $1.4 of the swap liability during fiscal 2005, fiscal 2004 and fiscal 2003, respectively.

On February 24, 2003, the Company entered into six interest rate swaps, with a combined notional amount of $300.0, as the fixed rate-payer that will expire on April 28, 2006. On February 24, 2003, a formal Cash Flow Hedge relationship was established between the six swaps and a portion of the Company’s interest payments on floating rate debt.

In fiscal 2005, the Company’s interest rate cash flow hedges resulted in a $1.8 increase to OCI, a $1.2 increase to deferred tax liabilities and a $0.3 decrease in other expense related to ineffectiveness. In fiscal 2004, the Company’s interest rate cash flow hedges resulted in a $1.6 increase to OCI, a $1.0 decrease to deferred tax assets and a $0.2 decrease in other income. Gains and losses reported in OCI are expected to be reclassified into earnings within the next twelve months.

On May 1, 2005, the fair values of the interest rate swaps were recorded as current assets of $3.4. On May 2, 2004, the fair values of our interest rate swaps were recorded as assets of $0.5 and liabilities of $1.9 in other non-current assets and liabilities, respectively.

Commodity Price Hedging.    The Company uses commodity futures and options in order to reduce price risk associated with anticipated purchases of raw materials such as corn, soybean oil, soybean meal and wheat for up to one year. Commodity price risk arises due to factors such as weather conditions, government regulations, economic climate and other circumstances. Hedges of forecasted commodity purchases that meet the criteria for hedge accounting are designated as Cash Flow Hedges. The earnings impact of cash flow hedges relating to forecasted commodity purchases

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

is generally reported in cost of sales to match the underlying transaction being hedged. Unrealized gains and losses on these instruments are deferred in other comprehensive income until the underlying transaction is recognized in earnings. On May 1, 2005, the fair values of the Company’s commodities hedges were recorded as current assets of $1.4 and current liabilities of $0.3. On May 2, 2004 the fair values of the Company’s commodities hedges were recorded as current assets of $1.3. In fiscal 2005, the Company’s commodities hedges increased other expense by $1.5 primarily related to ineffectiveness and increased cost of products sold by $2.9. In fiscal 2004, the Company’s commodities hedges increased other income by $3.2 and reduced cost of products sold by $0.9.

During fiscal 2005, the Company’s commodities hedges resulted in a $0.1 decrease to OCI. During fiscal 2004, the Company’s commodities hedges resulted in a $0.7 increase to OCI and a $0.5 increase to deferred tax assets.

Note 9.    Employee Stock Plans

Stock Option Incentive Plans

On August 4, 1997, the Company adopted the 1997 Stock Incentive Plan (amended November 4, 1997 and October 14, 1999) (the “1997 Plan”), which allowed the Company to grant options to certain key employees. The plan allowed the grant of options to purchase up to 1,821,181 shares of Del Monte’s common stock. Options could be granted as incentive stock options or as non-qualified options for purposes of the Internal Revenue Code. The term of any option may not be more than ten years from the date of its grant. Options to purchase 1,736,520 shares were granted under the plan. As of May 1, 2005, eligible employees held options to purchase 764,443 shares of common stock under the 1997 Plan. Options generally vest over four or five years. As approved by the shareholders, 143,200 shares of common stock represented by awards granted under the 1997 Plan which were forfeited, expired or cancelled without the delivery of shares of common stock or which resulted in the forfeiture of shares of common stock back to the Company were transferred to the Del Monte Foods Company 1998 Stock Incentive Plan, described below. No additional options will be granted under the 1997 Plan.

Also on August 4, 1997, the Company adopted the Del Monte Foods Company Non-Employee Director and Independent Contractor 1997 Stock Incentive Plan (amended on November 4, 1997, October 14, 1999 and August 24, 2000) (“the 1997 Non-Employee Plan”). In connection with this plan, grants of non-qualified stock options representing 223,828 shares of common stock were able to be made to certain non-employee directors and independent contractors of the Company. The term of any option may not be more than ten years from the date of its grant and options generally vest over a four-year period. As of May 1, 2005, an eligible non-employee director held options to purchase 22,500 shares of common stock under this plan. As approved by the shareholders, 201,328 shares of common stock represented by awards granted under the this plan which were forfeited, expired or cancelled without the delivery of shares of common stock or which resulted in the forfeiture of shares of common stock back to the Company were transferred to the Del Monte Foods Company 2002 Stock Incentive Plan, described below. No additional shares are available to be granted under the 1997 Non-Employee Plan.

The Del Monte Foods Company 1998 Stock Incentive Plan (the “1998 Plan”) was initially adopted by the Board of Directors on April 24, 1998, modified by the Board on September 23, 1998 and approved by the stockholders on October 28, 1998. Under the 1998 Plan, grants of incentive and

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

nonqualified stock options (“Options”), stock appreciation rights (“SARs”) and stock bonuses (together with Options and SARs, “1998 Incentive Awards”) representing up to 6,065,687 shares of Del Monte common stock were reserved to be issued to certain employees, non-employee directors and consultants of Del Monte. Initially, 3,195,687 shares of Del Monte common stock were reserved for issuance under the 1998 Plan plus any shares of common stock represented by awards granted under any prior plans of the Company which are forfeited, expire or are cancelled without the delivery of shares of common stock or which result in the forfeiture of shares of common stock back to the Company, which amount was 143,200 shares from the 1997 Plan as of May 1, 2005. Del Monte stockholders approved a proposal to reserve an additional 2,870,000 shares of Del Monte common stock for issuance under the 1998 Plan on November 15, 2000. The term of any Option or SAR may not be more than ten years from the date of its grant. Options generally vest over four or five years. As of May 1, 2005, eligible employees held options to purchase 3,463,259 shares of common stock under the 1998 Plan. As approved by the shareholders, 1,890,667 shares of common stock represented by awards granted under the 1998 Plan which were forfeited, expired or cancelled without the delivery of shares of common stock or which resulted in the forfeiture of shares of common stock back to the Company were transferred to the Del Monte Foods Company 2002 Stock Incentive Plan, described below. No additional shares are available to be granted under the 1998 Plan.

The Del Monte Foods Company 2002 Stock Incentive Plan (the “2002 Plan”) was adopted by the Board of Directors on October 11, 2002 and approved by the stockholders on December 19, 2002, effective December 20, 2002. The 2002 Plan allows for grants of incentive and non-qualified stock options, stock appreciation rights, stock bonuses and other stock-based compensation, including performance units or shares (together with Options, SARs and stock bonuses, “Incentive Awards”). Shares authorized for grant are 15,400,000 shares of common stock plus shares of common stock remaining under any prior plans of the Company, including without limitation any shares of common stock represented by awards granted under any prior plans of the Company which are forfeited, expire or are cancelled without the delivery of shares of common stock or which result in the forfeiture of shares of common stock back to the Company, which amount was 2,091,995 shares as of May 1, 2005. The term of any Option or SAR may not be more than ten years from the date of its grant. Subject to certain limitations, the Compensation Committee of the Board has authority to grant Incentive Awards under the 2002 Plan and to set the terms of any Incentive Awards. Grants may be made to certain employees, non-employees directors and independent contractors. Options generally vest over four years. Annual options for non-employee directors generally vest immediately. Restricted stock units generally vest over three years; however, certain performance accelerated restricted stock units granted in fiscal 2004 vest at the end of fiscal 2008, subject to earlier vesting at the end of fiscal 2006 or fiscal 2007 if certain targets are met.

Under the Merger Agreement, the Company assumed the obligation to provide Del Monte restricted stock units (“RSUs”) as a replacement for Heinz RSUs awarded to SKF employees. On December 20, 2002, approximately 83,000 Heinz RSUs valued at approximately $2.9 were converted into approximately 373,000 shares of Del Monte RSUs issued under the 2002 Plan. The Company will recognize compensation expense over the remaining vesting period.

As a result of the Spin-off and Merger, each outstanding option to acquire shares of Heinz common stock held by employees of the Acquired Businesses immediately prior to the Spin-off was adjusted so that the employees held a combination of options to purchase Heinz common stock and

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

options to purchase Del Monte common stock. For employees of the Acquired Businesses, Heinz outstanding options were converted to an equal number of SKF common stock options. The number of shares of Del Monte common stock that were subject to converted options was determined by multiplying the number of shares of SKF common stock subject to options, by the Merger exchange ratio of 0.4466, rounded, if necessary, to the nearest whole share of Del Monte common stock. The exercise price of the converted options was determined in accordance with a formula that ensured the value of the options held by employees immediately before the Merger was preserved after the Merger. As a result, the Company issued 0.8 million options to purchase newly converted shares of Del Monte common stock to employees under the 2002 Plan. These options held by employees of the Acquired Businesses have been retroactively restated in the rollforward table below for pre-Merger periods, in accordance with FASB Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation (an interpretation of APB Opinion No. 25),” and have been presented as outstanding based on the original date of grant.

The Company had 6,738,964 options outstanding to purchase shares of common stock immediately before the Merger, which remained outstanding and unchanged after the Merger. The fair value of these options of $18.5 was determined using the Black-Scholes option-pricing model upon completion of the Merger and was included in the total purchase price of $451.0. In addition, the intrinsic value of the unvested options was determined on the Merger date as the difference between the strike price and the market price of each option on such date. The intrinsic value of $0.7 related to the unvested options was recorded as deferred compensation with the offset recorded in additional paid-in capital and will be expensed as earned over the remaining vesting period of such options.

During fiscal 2005, the Company granted 463,249 of performance shares to employees at a weighted average market value of $11.58. Performance shares vest solely in connection with the attainment, as determined by DMFC’s Compensation Committee, of predetermined financial goals for each of fiscal 2007, fiscal 2008 and fiscal 2009.

Certain employees, upon termination of their employment with the Company, based on their employment agreements or their severance agreement, if applicable, will receive a pro-rata share of their original stock option grant. The pro-rata share will vest over the original vesting period but the only vesting requirement is the passage of time.

As of May 1, 2005, eligible employees and non-employee directors held 484,435 RSUs, 164,274 deferred stock units, 457,543 performance shares and options to purchase 9,627,872 shares of common stock under the 2002 Plan. As of May 1, 2005, a total of 6,352,928 additional shares were available under the 2002 Plan to be issued in connection with future awards.

Non-Employee Director Deferred Compensation Plan:    The Del Monte Foods Company 2003 Non-Employee Director Deferred Compensation Plan was adopted by the Board of Directors on January 22, 2003, effective April 28, 2003 (the “2003 Plan”). On December 16, 2004, the Board froze the 2003 Plan and the deferrals under that plan with respect to any subsequent deferral of director fees and adopted the 2005 Non-Employee Director Deferred Compensation Plan (the “2005 Plan”), effective January 1, 2005 which contained substantially the same terms as the 2003 Plan, with changes intended to comply with the American Jobs Creation Act of 2004. Beginning April 28, 2003, under the 2003 Plan and continuing under the 2005 Plan, non-employee directors could elect to defer 0%, 50% or 100% of their annual retainer, which amount would instead be converted to deferred

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

stock units each representing one share of the Company’s common stock. Upon termination from the Board, the deferred stock units are converted to shares of the Company’s common stock and distributed in shares as a lump sum or installments for up to 15 years, as elected by the non-employee director. These deferred stock units and related distributed shares are issued under the 2002 Plan. As of May 1, 2005, participating non-employee directors held 31,626 deferred stock units issued under the 2002 Plan in connection with deferrals under the 2003 Plan and the 2005 Plan.

AIP Deferred Compensation Plan:    On October 14, 1999, the Del Monte Corporation Annual Incentive Program Deferred Compensation Plan (“the AIP Deferred Compensation Plan”) was established under which certain employees are eligible to participate. Eligible employees may elect in advance to defer from 5% to 100% of their annual incentive award paid under the Annual Incentive Plan. Del Monte provides a matching contribution of up to 25% of the employee’s deferral amount. Eligible employees were first able to make such elections with respect to their awards for fiscal 2001. The employee deferral and Del Monte’s match are converted to deferred stock units at the fair market value of Del Monte common stock on the day the incentive awards are paid. The participant is 100% vested in the employee deferral portion of his or her account. Del Monte’s matching contribution vests in equal installments, over three years. In the event of a “Change in Control” (as defined in the plan), a participant will become 100% vested in Del Monte’s matching contribution. At the time of distribution, the employee’s deferral amount and any vested Del Monte matching contribution will be distributed in the form of Del Monte common stock. The deferred stock units and related distributed shares of Del Monte common stock issued in connection with deferrals under the AIP Deferred Compensation Plan are issued under the 2002 Plan. As of May 1, 2005, 132,648 units of deferred stock were outstanding, 114,097 of which were vested, under the 2002 Plan in connection with deferrals under this plan.

The Company recognized total stock compensation expense of $8.3, $4.3 and $0.9 during fiscal 2005, fiscal 2004 and fiscal 2003, respectively.

Stock option activity and related information during the periods indicated was as follows:

	Options Outstanding	Outstanding Weighted Average Exercise Price	Options Exercisable	Exercisable Weighted Average Exercise Price
Balance at May 1, 2002	665,518	$8.94	312,936	$8.71
Merger**	6,738,964	8.32
Granted	3,660,021	7.44
Forfeited	126,514	10.25
Exercised	36,171	5.53

Balance at April 27, 2003	10,901,818	8.05	3,965,589	8.44
Granted	3,632,425	8.86
Forfeited	786,881	8.28
Exercised	295,618	6.96

Balance at May 2, 2004	13,451,744	8.31	4,763,783	8.61
Granted	3,486,100	10.60
Forfeited	1,678,929	10.95
Exercised	1,380,841	6.58

Balance at May 1, 2005	13,878,074	$8.93	4,839,939	$8.85

**	Represents the options of pre-Merger DMC employees.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

At May 1, 2005, the range of exercise prices and weighted-average remaining contractual life of outstanding options was as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Price Per Share	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$5.22- 7.56	5,060,934	6.39	$7.02	1,902,197	$6.39
7.63-10.59	7,531,221	8.30	9.56	1,799,365	8.88
10.66-15.85	1,285,919	4.19	12.70	1,138,377	12.90

$5.22-15.85	13,878,074	7.23	$8.93	4,839,939	$8.85

See Note 2 for a discussion of the fair value of options.

Stock Purchase Plan

The Del Monte Foods Company Employee Stock Purchase Plan was approved on August 4, 1997 and amended on November 4, 1997. A total of 957,710 shares of Del Monte common stock were reserved for issuance and 454,146 shares of Del Monte common stock have been purchased by and issued to eligible employees under this plan. As of May 1, 2005, 152,467 of these shares are held by persons who were current employees. The Company does not anticipate that any additional shares will be made available under this plan.

Note 10.    Employee Severance and Restructuring Costs

During fiscal 2004 and fiscal 2005, the Company communicated to affected employees that they would be terminated as part of the Merger-related integration of certain business functions. Termination benefits and severance costs are expensed as part of selling, general and administrative expense.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

The following table reconciles the beginning and ending accrued termination and severance costs by reportable segment:

	Consumer Products	Pet Products	Corporate (a)	Total Company
Accrued termination and severance costs—April 27, 2003	$—	$—	$—	$—
Termination and severance costs incurred	7.0	0.9	—	7.9
Amounts utilized	(2.1)	(0.8)	—	(2.9)

Accrued termination and severance costs—May 2, 2004	4.9	0.1	—	5.0
Termination and severance costs incurred	1.5	0.5	2.6	4.6
Amounts utilized	(4.7)	(0.4)	(1.1)	(6.2)

Accrued termination and severance costs—May 1, 2005	$1.7	$0.2	$1.5	$3.4

(a)	Corporate represents expenses not directly attributable to reportable segments.

Streamline and Operation Excel.    Prior to the Merger, the Company was involved in initiatives named “Streamline” and “Operation Excel,” which consisted of actions to downsize, close or consolidate certain manufacturing facilities and to divest certain assets. The planned actions pursuant to these initiatives were substantially completed prior to the end of fiscal 2002.

The major components of the restructuring charges for the years ended April 27, 2003, May 2, 2004 and May 1, 2005 are as follows:

Accrued Exit Costs
Accrued restructuring costs—May 1, 2002	$3.4
Amounts utilized—Fiscal 2003	—

Accrued restructuring costs—April 27, 2003	3.4
Amounts utilized—Fiscal 2004	(0.2)

Accrued restructuring costs—May 2, 2004	3.2
Amounts utilized—Fiscal 2005	(0.3)

Accrued restructuring costs—May 1, 2005	$2.9

The utilization of the accrual in fiscal 2004 and fiscal 2005 relates to environmental remediation costs and the remaining reserve at May 1, 2005 is related to environmental remediation.

Note 11.    Retirement Benefits

Defined Benefit Plans.    Del Monte sponsors three defined benefit pension plans and several unfunded defined benefit postretirement plans providing certain medical, dental and life insurance

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

benefits to eligible retired, salaried, non-union hourly and union employees. The details of such plans, at the end of fiscal 2005 and fiscal 2004, are as follows:

	Pension Benefits		Other Benefits
	May 1, 2005	May 2, 2004	May 1, 2005	May 2, 2004
Change in benefit obligation:
Benefit obligation beginning of year	$365.6	$366.8	$153.7	$173.7
Service cost	8.7	7.8	5.9	5.3
Interest cost	22.9	22.9	9.4	10.7
Amendments	13.4	—	—	(41.0)
Actuarial (gain)/loss	27.0	(1.4)	(19.4)	12.5
Benefits paid	(30.7)	(30.5)	(5.0)	(7.5)

Benefit obligation end of year	$406.9	$365.6	$144.6	$153.7

Accumulated benefit obligation	$390.5	$360.9
Change in plan assets:
Fair value of plan assets beginning of year	$300.2	$272.2	$—	$—
Actual gain on plan assets	24.0	54.1	—	—
Employer contributions	2.2	4.4	5.0	7.5
Benefits paid	(30.7)	(30.5)	(5.0)	(7.5)

Fair value of plan assets end of year	$295.7	$300.2	$—	$—

Funded status	$(111.3)	$(65.4)	$(144.6)	$(153.7)
Unrecognized net actuarial (gain)/loss	20.8	(7.3)	4.8	25.4
Unrecognized prior service cost	19.6	7.3	(35.8)	(41.8)
Interim contributions	—	—	0.7	—

Net amount recognized	$(70.9)	$(65.4)	$(174.9)	$(170.1)

Amounts recognized in the consolidated balance sheet consist of:
Pension liability	$(96.4)	$(76.4)	$(174.9)	$(170.1)
Other non-amortizable intangible assets	9.4	7.3	—	—
Other comprehensive loss	16.1	3.7	—	—

Net amount recognized	$(70.9)	$(65.4)	$(174.9)	$(170.1)

WEIGHTED AVERAGE ASSUMPTIONS
Assumptions used to determine our projected benefit obligation
Discount rate used in determining projected benefit obligation	5.75%	6.25%	6.00%	6.25%
Rate of increase in compensation levels	4.28%	4.94%
Assumptions used to determine our periodic benefit cost
Discount rate used to determine periodic benefit cost	6.25%	6.25%	6.25%	6.25%
Rate of increase in compensation levels	4.94%	4.94%
Long-term rate of return on assets	8.75%	8.97%

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

During fiscal 2005, the Company changed the date on which it measures the annual defined benefit plans and other benefits projected benefit obligation and benefits expense from the end of the fiscal year to March 31 of the fiscal year. This one month change was made to allow sufficient time for the third party actuaries to develop their reports and for the Company to process the information on a timely basis in accordance with its year-end close process timing. Since the defined benefit plans and other benefits liabilities are measured on a discounted basis, the discount rate is a significant assumption. The discount rate was determined based on an analysis of interest rates for high-quality, long-term corporate debt at each measurement date. In order to appropriately match the bond maturities with expected future cash payments, in fiscal 2005 the Company began utilizing differing bond portfolios to estimate the discount rates for the defined benefits plans and for the other benefits. The discount rate used to determine the defined benefits plans and other benefits projected benefit obligation as of the balance sheet date is the rate in effect at the measurement date. The same rate is also used to determine the defined benefits plans and other benefits expense for the following fiscal year. The long-term rate of return for defined benefits plans’ assets is based on the Company’s historical experience, the defined benefits plans’ investment guidelines and the Company’s expectations for long-term rates of return. The defined benefits plans’ investment guidelines are established based upon an evaluation of market conditions, tolerance for risk and cash requirements for benefit payments.

The components of net periodic pension cost for pension benefit plans and other benefit plans for fiscal 2005 and fiscal 2004 are as follows:

	Pension Benefits		Other Benefits
	2005	2004	2005	2004
Components of net periodic benefit cost
Service cost for benefits earned during the period	$8.7	$7.8	$5.9	$5.3
Interest cost on projected benefit obligation	22.8	22.9	9.4	10.7
Expected return on plan assets	(25.1)	(23.5)	—	—
Amortization of prior service cost	1.2	1.7	(4.9)	(0.4)

Total benefit cost	$7.6	$8.9	$10.4	$15.6

The Company expects to make minimum cash contributions of approximately $3.2 to the defined benefit plans during fiscal 2006.

Prior to the Merger, employees of the Acquired Businesses participated in certain defined benefit pension plans, multi-employer plans and defined contribution plans sponsored by Heinz (“the Heinz plans”). In addition, the Acquired Businesses provided post-retirement health care and life insurance benefits for employees who met the eligibility requirements of the Heinz plans. Heinz charged the Acquired Businesses for the costs of these plans as determined by actuarial valuations. In fiscal 2003, $1.4 and $2.3 of expenses were included in the consolidated statements of income of the Acquired Businesses for the defined benefit pension plans and the defined benefit postretirement plans, respectively. Additionally, Heinz administered these plans as part of the services provided under the transition service agreement for up to two years after the Merger. Certain employment and benefit related assets and liabilities associated with employees of the Acquired Businesses transferred to Del Monte as a result of the Merger.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

Shortly after the Merger, Heinz had segregated $36.6 of assets of a Heinz sponsored defined benefit plan to be transferred to one of the Del Monte sponsored defined benefit plans in conjunction with the Merger. In late December 2002, Heinz proposed that the Heinz plan transfer approximately $38 to the Del Monte plan in partial satisfaction of its obligations pursuant to the Employee Benefit Agreement dated June 12, 2002. By letters dated January 16, 2003 and May 7, 2003 to Heinz, Del Monte asserted that Heinz had a legal obligation to transfer approximately $60 to the Del Monte plan. In May 2003, Heinz transferred approximately $37 to the Del Monte plan. Del Monte has subsequently asserted Heinz has an obligation to transfer an additional $23 to the Del Monte plan. By letter dated October 8, 2003, to Del Monte, Heinz stated revised actuarial calculations indicated that the transfer made in May 2003 exceeded the final actuarial calculations of liabilities by $9. Del Monte has denied that it has any obligation to transfer funds to the Heinz plan and believes that, if the revised actuarial calculations are correct, the effect would be to reduce Heinz’s obligation to transfer further funds to the Del Monte plan to approximately $14.

The projected future benefit payments are as follows:

	Pension Benefits	Other Benefits
2006	$27.1	$7.2
2007	27.5	6.9
2008	27.8	7.8
2009	28.7	8.7
2010	29.3	9.7
Thereafter	158.4	59.8

The asset allocation of the pension benefits is as follows:

	Pension Benefits
	2005	2004
Equity Securities	50%	50%
Debt Securities	37%	40%
Other	13%	10%

Total	100%	100%

For measurement purposes, an 11.0% annual rate of increase in the per capita cost of covered health care benefits was assumed for the preferred provider organization (“PPO”) plan and associated indemnity plans for fiscal 2005. The rate of increase is assumed to decline gradually to 5.0% over the next six years and remain at that level thereafter. For health maintenance organization (“HMO”) plans, an 11.0% annual rate of increase in the per capita cost of covered health care benefits was assumed for fiscal 2005. The rate of increase is assumed to decline gradually to 5.0% over the next six years and then remain at that level thereafter. A 6.0% annual rate of increase in the per capita cost of covered health care benefits was assumed for the dental and vision plans for fiscal 2005. The health care cost trend rate assumption has a significant effect on the amounts reported. An increase in the assumed health care cost trend by 1% in each year would increase the postretirement benefit obligation as of May 1, 2005 by $17.3 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the period then ended by $2.4. A decrease in the

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

assumed health care cost trend by 1% in each year would decrease the postretirement benefit obligation as of May 1, 2005 by $14.9 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the period then ended by $1.9.

Defined Contribution Plans.    Del Monte participates in two defined contribution plans. Prior to February 1, 2004, the Company also participated in two Heinz defined contribution plans. On February 1, 2004, the assets on behalf of Del Monte employees who were participating in the Heinz defined contribution plans were transferred to the Del Monte defined contribution plans (the “Asset Transfer”). Company contributions to these defined contribution plans are based on employee contributions and compensation. Contributions under these plans totaled $10.4 and $9.9 for fiscal 2005 and fiscal 2004, respectively.

Prior to the Merger, eligible employees of the Acquired Businesses participated in two Heinz defined contribution plans. Heinz charged the Acquired Businesses for the costs of the plans as determined by the plans’ trustee. The Company expensed $8.6 and $4.2 during fiscal 2004 and fiscal 2003, respectively. After the Merger, Del Monte became a participating employer in these plans. Included in the fiscal 2004 expense is $2.9 of expense incurred subsequent to the Asset Transfer.

Multi-employer Plans.    Del Monte participates in several multi-employer pension plans, which provide defined benefits to certain union employees. The contributions to multi-employer plans were $5.5 and $6.0 for fiscal 2005 and fiscal 2004, respectively.

Retirement Plans Outside of the U.S.    The Company participates in statutory retirement plans and Company-sponsored retirement plans for its non-U.S. affiliates.

Other Plans.    The Company has various other nonqualified retirement plans and supplemental retirement plans for executives, designed to provide benefits in excess of those otherwise permitted under the Company’s qualified retirement plans. These plans comply with IRS rules for nonqualified plans. During the third quarter of fiscal 2005, as part of an effort to harmonize employee benefits, the Company expanded certain supplemental executive retirement plans to include additional executives within the Company. The effect of this change was an increase of $4.7 to both the benefit obligation and the related intangible asset.

Note 12.    Related Party Transactions

Transactions with Texas Pacific Group.    Through affiliated entities, Texas Pacific Group (“TPG”), a private investment group, was a majority stockholder of DMFC common stock prior to the Merger. During the year ended May 2, 2004, these affiliated entities, TPG Partners, L.P. and TPG Parallel I, L.P., exercised their right pursuant to the Stockholder Rights Agreement (“Stockholder Rights Agreement”), dated as of June 12, 2002, to request the filing of a shelf registration of DMFC common stock. Under the terms of the Stockholder Rights Agreement, TPG had the right, subject to certain restrictions, to demand that the Company file up to two registration statements to register the resale of DMFC common stock owned by them. On September 9, 2003, the Company filed a shelf registration statement on Form S-3 in accordance with the TPG request, covering 24,341,385 shares of our common stock held by TPG Partners, L.P. and TPG Parallel I, L.P. On November 21, 2003, the Company filed an amendment to the shelf registration statement on Form S-3, which incorporated our quarterly report on Form 10-Q for the quarter ended July 27, 2003. On November 25, 2003, the

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

shelf registration statement was declared effective by the Securities and Exchange Commission. On January 14, 2004, Del Monte, TPG Partners, L.P., TPG Parallel I, L.P. and Goldman, Sachs & Co. entered into an Underwriting Agreement in connection with the sale by TPG Partners, L.P. and TPG Parallel I, L.P. of 12,000,000 shares of the Company’s common stock covered by the shelf registration statement for $10.08 per share. The Company did not receive any proceeds from the sale. On September 10, 2004, Del Monte, TPG Partners, L.P., TPG Parallel I, L.P. and Lehman Brothers Inc. entered into an Underwriting Agreement in connection with the sale by TPG Partners, L.P. and TPG Parallel I, L.P. of the remaining 12,341,385 shares of the Company’s common stock covered by the shelf registration statement for $132.1 in aggregate. The Company did not receive any proceeds from the sale. The Company has incurred expenses of approximately $0.3 in connection with performing its obligations under the Stockholder Rights Agreement.

Compensation earned by Mr. William Price as a member of the Board of Directors of DMFC, excluding options, was paid to TPG Partners, L.P. Mr. Price is an officer of TPG. On September 30, 2004, Mr. Price ceased being a member of the Company’s Board of Directors. In fiscal 2005 Mr. Price earned $0.02 as well as 1,666 shares of Del Monte Foods Company common stock.

Transactions with Management.    In 1998, the Company sold shares of Del Monte Foods Company common stock to certain key employees, including the then executive officers of the Company, under the Del Monte Employee Stock Purchase Plan. The Chief Executive Officer and Chief Operating Officer each paid $0.2 in cash and borrowed an additional equal amount from the Company, under individual secured Promissory Notes, to acquire the stock purchased by each of them under the plan. On November 11, 2003, the Chief Executive Officer and Chief Operating Officer each repaid their loans to the Company in full, including interest thereon in accordance with the terms thereof. Other than the aforementioned loans, there were no outstanding Company loans or advances to any of the Company’s directors or executive officers or members of their immediate families, during fiscal 2004 or fiscal 2005.

Note 13.    Provision for Income Taxes

The provision for income taxes from continuing operations consists of the following:

	Fiscal Year
	2005	2004	2003
Income from continuing operations before income taxes:
U.S. federal and U.S. possessions	$188.0	$233.9	$182.4
Foreign	2.3	17.3	13.0

	$190.3	$251.2	$195.4

Income tax provision:
Current:
U.S. federal and U.S. possessions	$40.6	$46.0	$27.6
State and foreign	7.8	8.4	7.2

Total current	48.4	54.4	34.8

Deferred:
U.S. federal and U.S. possessions	17.7	33.6	22.9
State and foreign	5.6	2.5	7.5

Total deferred	23.3	36.1	30.4

	$71.7	$90.5	$65.2

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	May 1, 2005	May 2, 2004
Deferred tax assets:
Post employment benefits	$68.6	$66.3
Pension liability	38.3	30.8
Reserves not currently deductible	16.3	14.2
Workers’ compensation	13.0	11.8
Net operating loss and tax credit carry forwards	28.4	37.3
Other	23.1	34.6

Gross deferred tax assets	187.7	195.0
Valuation allowance	(1.0)	—

Net deferred tax assets	186.7	195.0

Deferred tax liabilities:
Depreciation/amortization	138.6	144.1
Intangible assets	252.8	232.4
Inventory	28.2	24.1
Other	5.1	12.3

Gross deferred tax liabilities	424.7	412.9

Net deferred tax liability	$(238.0)	$(217.9)

At May 1, 2005, the Company had a valuation allowance for foreign net operating loss carryforwards of $1.0 as the utilization of such foreign losses cannot be reasonably assured. The net change in valuation allowance for the year ended May 1, 2005 was an increase of $1.0. The Company recognizes a benefit for those deferred tax assets that it believes will more likely than not be realized in the future based on projected future taxable income.

The differences between the actual provision for income taxes and the expected provision for income taxes computed at the statutory U.S. federal income tax rate for continuing operations is explained as follows:

	Fiscal Year
	2005	2004	2003
Expected income taxes computed at the statutory U.S. federal income tax rate	$66.6	$87.9	$68.4
Taxes on foreign income at rates different than U.S. federal income tax rates	2.2	1.5	0.2
State taxes, net of federal benefit	6.9	6.9	3.0
Foreign losses	2.3	—	—
Tax from change in combined state tax rates	—	—	5.9
Tax on income of U.S. Possessions’ subsidiaries	(7.0)	(5.9)	(11.5)
Other	0.7	0.1	(0.8)

Actual provision for income taxes	$71.7	$90.5	$65.2

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

As of May 1, 2005, the Company had net operating loss carryforwards of $64.5 for U.S. tax purposes, which will expire between 2012 and 2023, $9.6 for state purposes, which will expire between 2006 and 2017, $15.1 for foreign purposes, which will expire between 2007 and 2014 and tax credits of $5.4, which will expire between 2011 and 2014. The use of pre-merger net operating loss and tax credit carryforwards is subject to limitations under Section 382 of the Internal Revenue Code.

The Company made income tax payments of $63.6, $43.2 and $15.6 for the years ended May 1, 2005, May 2, 2004 and April 27, 2003, respectively.

Note 14.     Commitments and Contingencies

As part of its ongoing operations, the Company enters into arrangements that obligate it to make future payments to various parties. Some of these contractual and other cash obligations are not reflected on the balance sheet due to their nature. Such obligations include operating leases, grower commitments and purchase commitments.

Lease Commitments.    The Company leases certain property, equipment and office and plant facilities. At May 1, 2005, the aggregate minimum rental payments required under non-cancelable operating leases were as follows:

2006	$44.7
2007	38.3
2008	34.7
2009	31.5
2010	28.6
Thereafter	104.8

Rent expense related to operating leases was $66.9, $60.3 and $55.4 in fiscal 2005, fiscal 2004 and fiscal 2003, respectively.

Lease Financing.    During fiscal 2003, the Company repaid all of its synthetic lease obligations. Prior to the Merger, the synthetic lease obligations covering certain warehouses and equipment associated with the Acquired Businesses were terminated for $97.6. During fiscal 2003, the synthetic lease obligations covering certain warehouses associated with the pre-Merger DMC were terminated for $37.9.

Supply Agreements.    The Company has a 10-year supply agreement to purchase annual quantities of raw tuna from various vessels owned by or contracted to Tri-Marine International, Inc., an unaffiliated entity. Total purchases under this agreement were $56.1 and $36.4 for fiscal 2005 and fiscal 2004, respectively. The Company expects to make minimum purchases of approximately $43 in fiscal 2006 under this agreement. Raw tuna pricing is subject to change based on market conditions. The current term of the agreement expires in July 2011.

The Company has long-term supply agreements with two suppliers covering the purchase of metal cans and ends. The agreement with Impress Holdings, B.V. (“Impress”) grants Impress the exclusive right, subject to certain specified exceptions, to supply metal cans and ends for pet and tuna

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

products. Total purchases under this agreement were $141.0 and $127.0 in fiscal 2005 and fiscal 2004, respectively. The Company expects to make minimum purchases of approximately $77 in fiscal 2006. The agreement includes certain minimum volume purchase requirements and guarantees a certain minimum financial return to Impress. The current term of the Impress supply agreement expires in August 2010. The principal agreement with Silgan Containers Corporation (“Silgan”) is a supply agreement for metal cans and ends used for fruit, vegetable and tomato products. Under the agreement and subject to certain specified exceptions, the Company must purchase all of its requirements for fruit, vegetable and tomato products’ metal food and beverage containers in the United States from Silgan. Total purchases under this agreement were $221.0 and $207.0 in fiscal 2005 and fiscal 2004, respectively. There is a second agreement with Silgan pursuant to which Silgan supplies cans and ends for soup and broth products. Total purchases under this agreement were $33.0 and $29.0 in fiscal 2005 and fiscal 2004, respectively. The Company also has an agreement with an affiliate of Silgan pursuant to which the Silgan affiliate supplies all of Del Monte’s requirements for metal closure for baby food containers. Total purchases under this agreement, which expires on April 30, 2006, were approximately $4.0 in both fiscal 2005 and fiscal 2004. Pricing under the Impress agreement and Silgan agreements is adjusted to reflect changes in metal costs and annually to reflect changes in the costs of manufacturing. The Impress agreement was amended in fiscal 2004 to simplify the annual cost adjustment process. The Silgan supply agreements were amended in fiscal 2004 to extend the term of these contracts to December 31, 2011, to implement certain cost adjustments with respect to containers provided to Del Monte in fiscal 2004 and thereafter, and to provide Silgan with a right to match competitive offers upon the expiration of the two contracts.

Logistics Services Agreement.    On March 4, 2005, the Company entered into a Logistic Services Agreement with Pacer Global Logistics, Inc. under which Pacer provides the Company with comprehensive transportation and logistics services in connection with the shipment of goods from various origins to various destinations. Such services include: transportation of the Company’s finished products to its distribution centers and customers; carrier management; management of carrier and customer accessorial charges; freight payment; shipment tracking and communication; freight dispatch services; shipment optimization using various shipping modes, carriers, routes and configurations; and tracking, asserting, collecting and resolving freight claims. The agreement continues until April 30, 2008 and shall automatically renew for a two year term at the end of the then current term unless either party provides written notice of non-renewal prior to the end of the term, by giving the other party at least 180 days’ advance written notice.

Information Systems Agreement.    The Company had a ten-year agreement with Electronic Data Systems Corporation (“EDS”) to provide services and administration in support of its information services functions for its Del Monte Brands business. The Company exercised its right to terminate the contract at any time after November 2003 during the first quarter of fiscal 2005. A termination fee of $0.8 was paid as consideration for early termination of the contract. Total payments to EDS were $12.6 and $5.2 for fiscal 2004 and fiscal 2003, respectively.

Grower Commitments.    The Company has entered into non-cancelable agreements with growers, with terms ranging from one year to ten years, to purchase certain quantities of raw products, including fruit, vegetables and tomatoes. Total purchases under these agreements were $130.2, $132.0 and $9.2 for fiscal 2005, fiscal 2004 and fiscal 2003, respectively.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

At May 1, 2005, aggregate future payments under such purchase commitments (priced at May 1, 2005 estimated costs) are estimated as follows:

2006	$125.7
2007	45.4
2008	42.2
2009	38.2
2010	34.0
Thereafter	62.9

Co-pack Commitments.    The Company has entered into non-cancelable agreements with co-packers, with commitments ranging from one year to five years.

The Company also has a co-pack and supply agreement to source the majority of its pineapple requirements from Del Monte Philippines, an unaffiliated entity. The agreement has an indefinite term subject to termination on three years’ notice. Total purchases under this agreement were $39.9, $44.8 and $12.7 in fiscal 2005, fiscal 2004 and fiscal 2003, respectively. The Company expects to make minimum purchases of approximately $41.5 of product in fiscal 2006 under this supply agreement for pineapple products.

At May 1, 2005, aggregate future payments under such purchase commitments (including pineapple requirements) are estimated as follows:

2006	$101.9
2007	64.4
2008	53.4
2009	38.3
2010	12.3

Union Contracts.    The Company has 18 collective bargaining agreements with 17 union locals covering approximately 57% of its full time and seasonal employees. Of these employees, 10% are covered under two collective bargaining agreements scheduled to expire in fiscal 2006, and approximately 79% are covered under collective bargaining agreements scheduled to expire in fiscal 2007. These agreements are subject to negotiation and renewal.

Legal Proceedings

The Company was a defendant in an action brought by Kal Kan Foods, Inc., which was a subsidiary of Mars, Inc., in the U.S. District Court for the Central District of California on December 19, 2001. The plaintiff alleged infringement of U.S. Patent No. 6,312,746 (the “746 Patent”). Specifically, the plaintiff alleged that the technology used in the production of Pounce Purr-fections, Pounce Delectables (currently named Pounce Delecta-bites), Meaty Bones Savory Bites (currently named Snausages Scooby Snack Stuffers) and certain other pet treats infringed the 746 Patent. The plaintiff sought compensatory damages in the amount of $2.3 for alleged infringement of its patent and a permanent injunction against further sales of products made with the allegedly infringing technology. On July 21, 2003, the court granted the Company’s motion for summary judgment, which was entered as a final judgment on July 29, 2003. On August 27, 2003, the plaintiff filed a notice of appeal to the U.S. Court of Appeals for the Federal Circuit. On July 29, 2004, the Court of Appeals issued its decision which overturned the district court’s decision on summary judgment and

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

remanded the case to the district court for further proceedings. On August 6, 2004, the Company filed a petition with the Court of Appeals for rehearing of its decision. On August 30, 2004, the Court of Appeals denied the Company’s petition for rehearing and remanded the case to the district court for further proceedings. On January 25, 2005, the court granted partial summary judgment in favor of the plaintiff and ruled that the Company infringed the plaintiff’s patent. Trial on the remaining issues of invalidity and damages began on February 22, 2005. On March 2, 2005, a jury returned a verdict in favor of Mars and awarded Mars damages in the amount of $3.6. On April 21, 2005, the Court entered a permanent injunction against further sales of the pet products named in this litigation. Total fiscal 2005 net sales and net income of the products involved in this litigation were insignificant in light of the Company’s total net sales and net income. On May 3, 2005, the Court entered a final judgment which also awarded Mars prejudgment interest and reimbursement of costs in the amount of $0.6. On May 19, 2005, the Company filed a notice of appeal. The Company believes it has accrued adequate reserves to cover its liability in this matter.

The Company is a defendant in an action brought by the Public Media Center in the Superior Court in San Francisco, CA, on December 31, 2001. The plaintiff alleged violations of California Health & Safety Code sections 25249.5, et seq (commonly known as “Proposition 65”) and California’s unfair competition law for alleged failure to properly warn consumers of the presence of methylmercury in canned tuna. The plaintiff filed this suit against the three major producers of canned tuna in the U.S. The plaintiff seeks civil penalties of two thousand five hundred dollars per day and a permanent injunction against the defendants from offering canned tuna for sale in California without providing clear and reasonable warnings of the presence of methylmercury. The Company disputes the plaintiff’s allegations. This case has been consolidated with the California Attorney General case described below and has been set for trial on October 18, 2005. The Company believes it has accrued adequate reserves to cover any material liability in this matter.

The Company is a defendant in an action brought by the California Attorney General in the Superior Court in San Francisco, California, on June 21, 2004. The Attorney General alleged violations of California Health & Safety Code sections 25249.5, et seq (commonly known as “Proposition 65”) and California’s unfair competition law for alleged failure to properly warn consumers of the presence of methylmercury in canned tuna. The Attorney General filed this suit against the three major producers of canned tuna in the U.S., including Del Monte. The Attorney General seeks civil penalties of two thousand five hundred dollars per day and a permanent injunction against the defendants from offering canned tuna for sale in California without providing clear and reasonable warnings of the presence of methylmercury. The Company disputes the Attorney General’s allegations. This case has been consolidated with the Public Media Center case described above and has been set for trial on October 18, 2005. The Company believes it has accrued adequate reserves to cover any material liability in this matter.

The Company filed a lawsuit against several manufacturers of linerboard in the U.S. District Court for the Eastern District of Pennsylvania on June 9, 2003, alleging an illegal conspiracy to fix the price of linerboard in the 1990s. A class action had previously been filed against similar defendants on behalf of purchasers of linerboard. The Company elected to opt-out of the class action and file suit separately. The Company is seeking to recover damages sustained as a result of this alleged conspiracy. In the fourth quarter of fiscal 2005, the Company settled with some of the defendants in this litigation. At this time, the Company cannot reasonably estimate the potential recovery, if any, from the remaining defendants.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

The Company was a defendant in an action brought by PPI Enterprises (U.S.), Inc. in the U.S. District Court for the Southern District of New York on May 25, 1999. The plaintiff alleged that Del Monte breached certain purported contractual and fiduciary duties, made misrepresentations and failed to disclose material information to the plaintiff about the Company’s value and the Company’s prospects for sale. The plaintiff also alleged that it relied on the Company’s alleged statements when the plaintiff sold its shares of Del Monte preferred and common stock to a third party at a price lower than that which the plaintiff asserts it could have received absent the Company’s alleged conduct. The complaint sought compensatory damages of at least $22.0, plus punitive damages. On December 9, 2004, the Company agreed to a settlement with PPI Enterprises. The settlement must be approved by the court in PPI Enterprises’ bankruptcy proceeding. Counter-claims against the Company by third parties in the amount of $1.4 remain outstanding. The Company disputes these counterclaims. The Company believes it has accrued adequate reserves to cover any material liability that may result from these counterclaims.

On September 11, 2003, the Allegheny County Health Department (“ACHD”) issued a notice of violation alleging violations of rules governing air emissions from the power plant at the Company’s Pittsburgh, Pennsylvania facility. The alleged violations occurred prior to the Company’s acquisition of this facility in December 2002. The ACHD threatened to impose civil fines and penalties of up to $0.9. The power plant is operated by a third-party operator under contract with the Company. In December 2004, the Company entered into a consent agreement with ACHD under which the Company agreed to pay a civil penalty of approximately $0.2. The Company was indemnified by the third-party operator for a portion of this penalty.

The Company was a defendant in an action brought by David Pafford in the California Superior Court for the County of San Francisco on July 25, 2003. The plaintiff alleged that the Company was responsible for personal injuries sustained as a result of an accident that occurred at the Company’s manufacturing facility in Modesto, California. On December 23, 2003, the plaintiff served an initial offer to compromise, pursuant to California Code of Civil Procedure section 998, on Del Monte for compensatory and punitive damages in the amount of $10.0. The Company settled this case on January 28, 2005. The settlement was primarily covered by insurance and the Company had accrued adequate reserves to cover the remaining amount.

The Company was a defendant in an action brought by Fleming Companies, Inc. (“Fleming”), et al., in the United States Bankruptcy Court for the District of Delaware on February 1, 2004. Fleming was seeking a total of $18.0 in alleged preferential transfers, alleged payments due and payable under the terms of the military distribution agreements between the parties, alleged duplicate and overpayments made by Fleming, and deductions to which Fleming alleged it was entitled under various trade promotion programs. The Company previously filed claims against Fleming in the underlying bankruptcy proceeding for amounts owed by Fleming to the Company. The Company and Fleming settled these respective claims effective February 23, 2005. The Company had accrued adequate reserves to cover the settlement of these proceedings.

The Company is also involved from time to time in various legal proceedings incidental to its business, including proceedings involving product liability claims, worker’s compensation and other employee claims, tort and other general liability claims, for which it carries insurance, as well as trademark, copyright, patent infringement and related litigation. While it is not feasible to predict or

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

determine the ultimate outcome of these matters, the Company believes that none of these legal proceedings will have a material adverse effect on the Company’s financial position or results of operations.

Note 15.    Segment Information

During the second quarter of fiscal 2005, the Company made changes to one of the Company’s operating segments due to changes in its management and reporting of certain product groupings. The StarKist Brands operating segment has been divided into two separate operating segments: StarKist Seafood and Private Label Soup. The Company concluded that these two operating segments, together with the Del Monte Brands operating segment, continue to have similar economic characteristics, production processes, customers and distribution methods. Therefore, in accordance with the aggregation criteria of FASB Statement No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”) the Company will continue to combine these three operating segments into the Consumer Products reportable segment. Accordingly, this operating segment change did not affect the Company’s reportable segments.

The Company has the following reportable segments:

•	The Consumer Products reportable segment includes the Del Monte Brands, StarKist Seafood and Private Label Soup operating segments, which manufacture, market and sell shelf-stable products, including fruit, vegetable, tomato, broth, infant feeding, tuna and soup products.

•	The Pet Products reportable segment includes the Pet Products operating segment, which manufactures, markets and sells dry and wet pet food and pet snacks.

The Company’s chief operating decision-maker, its Chief Executive Officer, reviews financial information presented on a consolidated basis accompanied by disaggregated information on net sales and operating income, by operating segment, for purposes of making decisions and assessing financial performance. The chief operating decision-maker reviews assets of the Company on a consolidated basis only. The accounting policies of the individual operating segments are the same as those of the Company.

The following table presents financial information about the Company’s reportable segments:

	Fiscal Year
	2005	2004	2003
Net Sales:
Consumer Products	$2,341.0	$2,340.6	$1,333.8
Pet Products	839.9	789.3	758.5

Total company	$3,180.9	$3,129.9	$2,092.3

Operating Income:
Consumer Products	$238.4	$252.9	$111.8
Pet Products	129.7	159.7	147.8
Corporate (a)	(44.2)	(34.1)	(14.5)

Total company	$323.9	$378.5	$245.1

(a)	Corporate represents expenses not directly attributable to reportable segments.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

As of May 1, 2005, the Company’s goodwill was comprised of $213.4 related to the Consumer Products reportable segment and $555.7 related to the Pet Products reportable segment. As of May 2, 2004, the Company’s goodwill was comprised of $215.4 related to the Consumer Products reportable segment and $555.5 related to the Pet Products reportable segment. See Note 10 for accrued termination and severance costs detailed by reportable segment.

Revenues from foreign countries

The following table presents domestic and foreign and export sales:

	Fiscal Year
	2005	2004	2003
Net sales—United States	$3,075.3	$3,034.0	$2,040.1
Net sales—foreign and export	105.6	95.9	52.2

Total net sales	$3,180.9	$3,129.9	$2,092.3

Percentage of sales:
United States	96.7%	96.9%	97.5%
Foreign and export	3.3%	3.1%	2.5%

Note 16.    Quarterly Results of Operations (unaudited)

	First	Second	Third	Fourth (2)
2005
Net sales	$626.0	$846.6	$861.3	$847.0
Operating income	40.5	93.7	104.4	85.3
Net income	8.5	41.6	48.5	19.3
Per share data (1):
Basic earnings per share	$0.04	$0.20	$0.23	$0.09
Diluted earnings per share	$0.04	$0.20	$0.23	$0.09

2004
Net sales	$611.3	$791.6	$811.1	$915.9
Operating income	51.5	91.5	115.1	120.4
Net income	14.3	40.2	53.5	56.6
Per share data (1):
Basic earnings per share	$0.07	$0.19	$0.26	$0.27
Diluted earnings per share	$0.07	$0.19	$0.25	$0.27

(1)	Earnings per share were computed independently for each of the periods presented; therefore, the sum of the earnings per share amounts for the quarters may not equal the total for the year.
(2)	In the fourth quarter of fiscal 2005, the Company recorded expenses totaling $33.5 in connection with the Refinancing (see Note 7).

Note 17.    Subsequent Event

On June 29, 2005, the Company purchased 11,996,161 shares of the Company’s common stock from Goldman Sachs International (“Goldman Sachs”) in a private transaction in connection with an

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

accelerated stock buyback (“ASB”). Excluding commission payable to Goldman Sachs, the shares were repurchased for an upfront payment of approximately $125 or $10.42 per share, subject to a price adjustment provision. The repurchased shares are being held in treasury.

In connection with the ASB, Goldman Sachs is expected to purchase an equivalent amount of shares in the open-market over time. The program is expected to be completed within sixteen months. At the end of the program, the Company will receive or pay a price adjustment generally based on the volume weighted average price of shares traded during the purchase period. Approximately half of the shares purchased in connection with the ASB are subject to a collar, a contract that sets a minimum and maximum price for purposes of calculating the price adjustment. Generally, the purchase price adjustment can be settled, at the Company’s option, in cash or in shares of its common stock.

Note 18.	Financial Information for Subsidiary Issuer and Guarantor and Non-Guarantor Subsidiaries

In February 2005, DMC issued $250.0 of 6 3/4% senior subordinated notes due 2015 (the “Notes”), which are fully and unconditionally guaranteed, jointly and severally, on a subordinated basis by DMFC, and on a senior subordinated basis by certain direct and indirect U.S. subsidiaries of DMC, as set forth in the indenture governing the Notes (See Note 7). The issuer and the subsidiary guarantors are 100% owned, directly or indirectly, by Del Monte. The Company’s credit agreements generally limit the ability of DMC to make cash payments to Del Monte, its parent company, which limits Del Monte’s ability to pay cash dividends. Presented below are Condensed Consolidating Balance Sheets as of May 1, 2005 and May 2, 2004, and Condensed Consolidating Statements of Income and Statements of Cash Flows for the fiscal years ended May 1, 2005, May 2, 2004 and April 27, 2003 of Del Monte Foods Company (“Parent Company”), Del Monte Corporation (“Issuer”), the guarantor subsidiaries (“Subsidiary Guarantors”) and the subsidiaries that are not guarantors (“Subsidiary Non-guarantors”):

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

CONDENSED CONSOLIDATING BALANCE SHEET

MAY 1, 2005

	Parent Company	Subsidiary Issuer	Subsidiary Guarantors	Subsidiary Non- guarantors	Consolidating Entries	Consolidated Total
ASSETS
Current assets:
Cash and cash equivalents	$—	$144.4	$—	$1.5	$—	$145.9
Trade accounts receivable, net of allowance	—	204.2	0.6	7.8	—	212.6
Inventories	—	772.1	16.2	36.8	—	825.1
Prepaid expenses and other current assets	—	121.3	50.2	4.4	(41.1)	134.8

TOTAL CURRENT ASSETS	—	1,242.0	67.0	50.5	(41.1)	1,318.4

Property, plant and equipment, net	—	729.5	62.5	15.9	—	807.9
Goodwill	—	769.1	—	—	—	769.1
Intangible assets, net	—	587.2	—	—	—	587.2
Other assets, net	1,260.8	206.7	—	0.5	(1,420.0)	48.0

TOTAL ASSETS	$1,260.8	$3,534.5	$129.5	$66.9	$(1,461.1)	$3,530.6

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$0.2	$391.9	$10.9	$25.4	$(41.1)	$387.3
Short-term borrowings	—	—	—	1.0	—	1.0
Current portion of long-term debt	—	1.7	—	—	—	1.7

TOTAL CURRENT LIABILITIES	0.2	393.6	10.9	26.4	(41.1)	390.0

Long-term debt	—	1,304.4	—	—	—	1,304.4
Deferred tax liabilities	—	271.5	0.7	—	(21.6)	250.6
Other non-current liabilities	—	324.3	0.7	—	—	325.0

TOTAL LIABILITIES	0.2	2,293.8	12.3	26.4	(62.7)	2,270.0

Stockholders' equity:
Common stock	2.1	—	0.1	31.1	(31.2)	2.1
Additional paid-in capital	961.6	942.6	12.2	0.1	(954.9)	961.6
Accumulated other comprehensive loss	(5.9)	(5.9)	—	(0.3)	6.2	(5.9)
Retained earnings	302.8	304.0	104.9	9.6	(418.5)	302.8

TOTAL STOCKHOLDERS' EQUITY	1,260.6	1,240.7	117.2	40.5	(1,398.4)	1,260.6

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,260.8	$3,534.5	$129.5	$66.9	$(1,461.1)	$3,530.6

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

CONDENSED CONSOLIDATING BALANCE SHEET

MAY 2, 2004

	Parent Company	Subsidiary Issuer	Subsidiary Guarantors	Subsidiary Non- guarantors	Consolidating Entries	Consolidated Total
ASSETS
Current assets:
Cash and cash equivalents	$—	$34.0	$—	$2.3	$—	$36.3
Trade accounts receivable, net of allowance	—	211.8	0.9	9.6	—	222.3
Inventories	—	779.9	15.0	28.6	—	823.5
Prepaid expenses and other current assets	—	140.2	206.3	16.3	(219.2)	143.6

TOTAL CURRENT ASSETS	—	1,165.9	222.2	56.8	(219.2)	1,225.7

Property, plant and equipment, net	—	750.3	62.1	8.5	—	820.9
Goodwill	—	770.9	—	—	—	770.9
Intangible assets, net	—	585.1	—	—	—	585.1
Other assets, net	1,129.1	373.6	—	0.1	(1,445.7)	57.1

TOTAL ASSETS	$1,129.1	$3,645.8	$284.3	$65.4	$(1,664.9)	$3,459.7

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$0.2	$612.3	$8.6	$25.3	$(219.2)	$427.2
Short-term borrowings	—	—	—	0.8	—	0.8
Current portion of long-term debt	—	6.3	—	—	—	6.3

TOTAL CURRENT LIABILITIES	0.2	618.6	8.6	26.1	(219.2)	434.3

Long-term debt	—	1,369.5	—	—	—	1,369.5
Deferred tax liabilities	—	247.8	0.6	—	(22.2)	226.2
Other non-current liabilities	—	300.8	—	—	—	300.8

TOTAL LIABILITIES	0.2	2,536.7	9.2	26.1	(241.4)	2,330.8

Stockholders' equity:
Common stock	2.1	—	0.1	15.8	(15.9)	2.1
Additional paid-in capital	943.6	925.2	199.1	11.7	(1,136.0)	943.6
Accumulated other comprehensive loss	(1.7)	(1.7)	—	(0.1)	1.8	(1.7)
Retained earnings	184.9	185.6	75.9	11.9	(273.4)	184.9

TOTAL STOCKHOLDERS' EQUITY	1,128.9	1,109.1	275.1	39.3	(1,423.5)	1,128.9

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,129.1	$3,645.8	$284.3	$65.4	$(1,664.9)	$3,459.7

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

CONDENSED CONSOLIDATING STATEMENT OF INCOME

FOR THE FISCAL YEAR ENDED MAY 1, 2005

	Parent Company	Subsidiary Issuer	Subsidiary Guarantors	Subsidiary Non- guarantors	Consolidating Entries	Consolidated Total
Net sales	$—	$3,135.4	$306.0	$169.4	$(429.9)	$3,180.9
Cost of products sold	—	2,381.5	272.1	154.9	(429.9)	2,378.6

Gross profit	—	753.9	33.9	14.5	—	802.3
Selling, general and administrative expense	0.7	466.3	—	11.4	—	478.4

OPERATING INCOME (LOSS)	(0.7)	287.6	33.9	3.1	—	323.9
Interest expense	—	130.5	—	0.3	—	130.8
Other expense	—	1.8	—	1.0	—	2.8

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARIES	(0.7)	155.3	33.9	1.8	—	190.3

Provision (benefit) for income taxes	(0.2)	63.0	4.9	4.0	—	71.7
Equity in undistributed earnings of subsidiaries	118.4	26.7	—	—	(145.1)	—

Income (loss) from continuing operations	117.9	119.0	29.0	(2.2)	(145.1)	118.6
Discontinued operations (net of tax)	—	(0.6)	—	(0.1)	—	(0.7)

NET INCOME (LOSS)	$117.9	$118.4	$29.0	$(2.3)	$(145.1)	$117.9

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

CONDENSED CONSOLIDATING STATEMENT OF INCOME

FOR THE FISCAL YEAR ENDED MAY 2, 2004

	Parent Company	Subsidiary Issuer	Subsidiary Guarantors	Subsidiary Non- guarantors	Consolidating Entries	Consolidated Total
Net sales	$—	$3,097.7	$312.1	$174.1	$(454.0)	$3,129.9
Cost of products sold	—	2,324.0	276.4	148.0	(454.0)	2,294.4

Gross profit	—	773.7	35.7	26.1	—	835.5
Selling, general and administrative expense	0.7	446.3	0.8	9.2	—	457.0

OPERATING INCOME (LOSS)	(0.7)	327.4	34.9	16.9	—	378.5
Interest expense (income)	—	131.9	—	(2.9)	—	129.0
Other income	—	(1.7)	—	—	—	(1.7)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARIES	(0.7)	197.2	34.9	19.8	—	251.2

Provision (benefit) for income taxes	(0.3)	83.0	1.4	6.4	—	90.5
Equity in undistributed earnings of subsidiaries	165.0	46.5	—	—	(211.5)	—

Income from continuing operations	164.6	160.7	33.5	13.4	(211.5)	160.7
Discontinued operations (net of tax)	—	4.3	—	(0.4)	—	3.9

NET INCOME	$164.6	$165.0	$33.5	$13.0	$(211.5)	$164.6

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

CONDENSED CONSOLIDATING STATEMENT OF INCOME

FOR THE FISCAL YEAR ENDED APRIL 27, 2003

	Parent Company	Subsidiary Issuer	Subsidiary Guarantors	Subsidiary Non- guarantors	Consolidating Entries	Consolidated Total
Net sales	$—	$2,065.1	$306.1	$146.8	$(425.7)	$2,092.3
Cost of products sold	—	1,568.6	257.1	133.6	(425.7)	1,533.6

Gross profit	—	496.5	49.0	13.2	—	558.7
Selling, general and administrative expense	0.5	298.6	8.4	6.1	—	313.6

OPERATING INCOME (LOSS)	(0.5)	197.9	40.6	7.1	—	245.1
Interest expense (income)	—	46.4	(1.1)	—	—	45.3
Other expense	—	4.2	—	0.2	—	4.4

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARIES	(0.5)	147.3	41.7	6.9	—	195.4

Provision (benefit) for income taxes	(0.3)	63.2	2.6	(0.3)	—	65.2
Equity in undistributed earnings of subsidiaries	133.7	51.0	—	—	(184.7)	—

Income from continuing operations	133.5	135.1	39.1	7.2	(184.7)	130.2
Discontinued operations (net of tax)	—	(1.4)	—	4.7	—	3.3

NET INCOME	$133.5	$133.7	$39.1	$11.9	$(184.7)	$133.5

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE FISCAL YEAR ENDED MAY 1, 2005

	Parent Company	Subsidiary Issuer	Subsidiary Guarantors	Subsidiary Non- guarantors	Consolidating Entries	Consolidated Total
NET CASH PROVIDED BY OPERATING ACTIVITIES	$—	$260.0	$7.4	$6.6	$—	$274.0

INVESTING ACTIVITIES:
Capital expenditures	—	(64.8)	(7.4)	(0.9)	—	(73.1)
Proceeds from disposal of property, plant and equipment	—	8.6	—	—	—	8.6
Other items, net	—	—	—	(7.3)	—	(7.3)

NET CASH USED IN INVESTING ACTIVITIES	—	(56.2)	(7.4)	(8.2)	—	(71.8)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	—	470.6	—	0.2	—	470.8
Payments on short-term borrowings	—	(470.6)	—	—	—	(470.6)
Principal payments on long-term debt	—	(59.7)	—	—	—	(59.7)
Payments of debt related costs	—	(42.2)	—	—	—	(42.2)
Issuance of stock	9.1	—	—	—	—	9.1
Capital contribution	(9.1)	9.1	—	—	—	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	—	(92.8)	—	0.2	—	(92.6)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	0.7	—	0.7
NET CASH USED IN DISCONTINUED OPERATIONS	—	(0.6)	—	(0.1)	—	(0.7)
NET CHANGE IN CASH AND CASH EQUIVALENTS	—	110.4	—	(0.8)	—	109.6
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	—	34.0	—	2.3	—	36.3

CASH AND CASH EQUIVALENTS AT END OF YEAR	$—	$144.4	$—	$1.5	$—	$145.9

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE FISCAL YEAR ENDED MAY 2, 2004

	Parent Company	Subsidiary Issuer	Subsidiary Guarantors	Subsidiary Non- guarantors	Consolidating Entries	Consolidated Total
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$—	$226.8	$50.2	$(4.0)	$—	$273.0

INVESTING ACTIVITIES:
Capital expenditures	—	(75.3)	(5.6)	(1.8)	—	(82.7)
Proceeds from disposal of property, plant and equipment	—	81.5	—	—	—	81.5
Dividends received	—	45.0	—	—	(45.0)	—

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	—	51.2	(5.6)	(1.8)	(45.0)	(1.2)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	—	335.4	—	0.3	—	335.7
Payments on short-term borrowings	—	(335.5)	—	—	—	(335.5)
Proceeds from long-term borrowings	—	57.4	—	—	—	57.4
Principal payments on long-term debt	—	(333.6)	—	—	—	(333.6)
Payments of debt related costs	—	(9.1)	—	—	—	(9.1)
Dividends paid	—	—	(45.0)	—	45.0	—
Issuance of stock	2.1	—	—	—	—	2.1
Capital contribution	(2.1)	2.1	—	—	—	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	—	(283.3)	(45.0)	0.3	45.0	(283.0)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	0.3	—	0.3
NET CASH PROVIDED BY DISCONTINUED OPERATIONS	—	—	—	4.5	—	4.5
NET CHANGE IN CASH AND CASH EQUIVALENTS	—	(5.3)	(0.4)	(0.7)	—	(6.4)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	—	39.3	0.4	3.0	—	42.7

CASH AND CASH EQUIVALENTS AT END OF YEAR	$—	$34.0	$—	$2.3	$—	$36.3

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

May 1, 2005

(In millions, except share and per share data)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE FISCAL YEAR ENDED APRIL 27, 2003

	Parent Company	Subsidiary Issuer	Subsidiary Guarantors	Subsidiary Non-guarantors	Consolidating Entries	Consolidated Total
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$—	$477.6	$15.3	$(2.0)	$—	$490.9

INVESTING ACTIVITIES:
Capital expenditures	—	(190.8)	(5.0)	—	—	(195.8)
Proceeds from disposal of property, plant and equipment	—	2.0	—	—	—	2.0
Net cash acquired in Merger	—	7.0	—	—	—	7.0
Dividends received	—	9.9	—	—	(9.9)	—
Other items, net	—	13.3	—	—	—	13.3

NET CASH USED IN INVESTING ACTIVITIES	—	(158.6)	(5.0)	—	(9.9)	(173.5)

FINANCING ACTIVITIES:
Net parent settlements	—	(141.4)	—	—	—	(141.4)
Proceeds from short-term borrowings	—	121.7	—	—	—	121.7
Payments on short-term borrowings	—	(203.2)	—	—	—	(203.2)
Proceeds from long-term borrowings	—	1,095.0	—	—	—	1,095.0
Principal payments on long-term debt	—	(356.5)	—	—	—	(356.5)
Payments of debt related costs	—	(36.8)	—	—	—	(36.8)
Dividends paid	—	—	(9.9)	—	9.9	—
Issuance of stock	0.2	—	—	—	—	0.2
Capital contribution	(0.2)	0.2	—	—	—	—
Return of capital to Heinz	—	(770.0)	—	—	—	(770.0)
Other items, net	—	5.8	—	—	—	5.8

NET CASH USED IN FINANCING ACTIVITIES	—	(285.2)	(9.9)	—	9.9	(285.2)

Effect of exchange rate changes on cash and cash equivalents	—	6.6	—	—	—	6.6
NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS	—	(1.6)	—	5.0	—	3.4
NET CHANGE IN CASH AND CASH EQUIVALENTS	—	38.8	0.4	3.0	—	42.2
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	—	0.5	—	—	—	0.5

CASH AND CASH EQUIVALENTS AT END OF YEAR	$—	$39.3	$0.4	$3.0	$—	$42.7

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Balance Sheets – July 31, 2005 and May 1, 2005;

Unaudited Condensed Consolidated Statements of Income – Three months ended July 31, 2005 and August 1, 2004;

Unaudited Condensed Consolidated Statements of Cash Flows – Three months ended July 31, 2005 and August 1, 2004; and

Notes to Unaudited Condensed Consolidated Financial Statements

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share data)

	July 31, 2005	May 1, 2005
ASSETS
Cash and cash equivalents	$41.7	$145.9
Trade accounts receivable, net of allowance	169.8	212.6
Inventories	956.0	825.1
Prepaid expenses and other current assets	114.1	134.8

TOTAL CURRENT ASSETS	1,281.6	1,318.4
Property, plant and equipment, net	795.1	807.9
Goodwill	769.2	769.1
Intangible assets, net	586.3	587.2
Other assets, net	48.5	48.0

TOTAL ASSETS	$3,480.7	$3,530.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$433.7	$387.3
Short-term borrowings	1.2	1.0
Current portion of long-term debt	4.5	1.7

TOTAL CURRENT LIABILITIES	439.4	390.0
Long-term debt	1,301.2	1,304.4
Deferred tax liabilities	251.8	250.6
Other non-current liabilities	332.9	325.0

TOTAL LIABILITIES	2,325.3	2,270.0

Stockholders’ equity:
Common stock ($0.01 par value per share, shares authorized: 500,000,000; issued and outstanding: 199,290,737 at July 31, 2005 and 211,203,551 at May 1, 2005)	$2.1	$2.1
Additional paid-in capital	964.5	961.6
Treasury stock, at cost	(125.4)	—
Accumulated other comprehensive loss	(4.8)	(5.9)
Retained earnings	319.0	302.8

TOTAL STOCKHOLDERS’ EQUITY	1,155.4	1,260.6

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,480.7	$3,530.6

See Accompanying Notes to Condensed Consolidated Financial Statements.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended
	July 31, 2005	August 1, 2004
Net sales	$671.1	$626.0
Cost of products sold	509.3	479.2

Gross profit	161.8	146.8
Selling, general and administrative expense	114.4	106.3

Operating income	47.4	40.5
Interest expense	21.2	24.6
Other expense	—	2.0

Income from continuing operations before income taxes	26.2	13.9
Provision for income taxes	9.9	5.3

Income from continuing operations	16.3	8.6
Loss from discontinued operations before income taxes	(0.2)	(0.1)
Income tax benefit	(0.1)	—

Loss from discontinued operations	(0.1)	(0.1)

Net income	$16.2	$8.5

Earnings per common share
Basic:
Continuing Operations	$0.08	$0.04
Discontinued Operations	—	—

Total	$0.08	$0.04

Diluted:
Continuing Operations	$0.08	$0.04
Discontinued Operations	—	—

Total	$0.08	$0.04

See Accompanying Notes to Condensed Consolidated Financial Statements.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended
	July 31, 2005	August 1, 2004
OPERATING ACTIVITIES:
Net income	$16.2	$8.5
Loss from discontinued operations	0.1	0.1

Income from continuing operations	16.3	8.6
Adjustments to reconcile net income from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	23.6	22.4
Deferred taxes	(3.2)	(2.0)
Stock compensation expense	2.2	1.9
Other non-cash items, net	(0.1)	2.7
Changes in operating assets and liabilities	(32.0)	(137.7)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	6.8	(104.1)

INVESTING ACTIVITIES:
Capital expenditures	(9.4)	(14.4)
Net proceeds from disposal of assets	23.4	—

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	14.0	(14.4)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	0.2	95.7
Payments on short-term borrowings	—	(8.0)
Principal payments on long-term debt	(0.4)	(1.5)
Issuance of common stock	0.6	0.6
Purchase of treasury stock	(125.4)	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(125.0)	86.8

Effect of exchange rate changes on cash and cash equivalents	0.1	0.8
NET CASH USED IN DISCONTINUED OPERATIONS	(0.1)	(0.1)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(104.2)	(31.0)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	145.9	36.3

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$41.7	$5.3

See Accompanying Notes to Condensed Consolidated Financial Statements.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

For the three months ended July 31, 2005

(In millions, except share and per share data)

Note 1. Business and Basis of Presentation

Del Monte Foods Company and its consolidated subsidiaries (“Del Monte” or the “Company”) is one of the country’s largest producers, distributors and marketers of premium quality, branded and private label food and pet products for the U.S. retail market. The Company’s leading food brands include Del Monte, StarKist, Contadina, S&W and College Inn. In addition, the Company has pet food and pet snacks brands including 9Lives, Kibbles ‘n Bits, Pup-Peroni, Snausages, and Pounce. The majority of its products are sold nationwide in all channels serving retail markets, mass merchandisers, the U.S. military, certain export markets, the foodservice industry and food processors.

For reporting purposes, the Company’s businesses are aggregated into two reportable segments: Consumer Products and Pet Products. The Consumer Products reportable segment includes the Del Monte Brands, StarKist Seafood and Private Label Soup operating segments, which manufacture, market and sell shelf-stable products, including fruit, vegetable, tomato, broth, infant feeding, tuna and soup products. The Pet Products reportable segment includes the Pet Products operating segment, which manufactures, markets and sells dry and wet pet food and pet snacks.

The Company operates on a 52 or 53-week fiscal year ending on the Sunday closest to April 30. The results of operations for the three months ended July 31, 2005 and August 1, 2004 each reflect periods that contain 13 weeks.

The accompanying unaudited condensed consolidated financial statements of Del Monte as of July 31, 2005 and for the three months ended July 31, 2005 and August 1, 2004 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles (“GAAP”) for annual financial statements. In the opinion of management, all adjustments consisting of normal and recurring entries considered necessary for a fair presentation of the results for the interim periods presented have been included. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. These estimates are based on information available as of the date of the unaudited condensed consolidated financial statements. Therefore, actual results could differ from those estimates. Furthermore, operating results for the three months ended July 31, 2005 are not necessarily indicative of the results expected for the year ending April 30, 2006. These unaudited condensed consolidated financial statements should be read in conjunction with the notes to the financial statements contained in the Company’s annual report on Form 10-K for the year ended May 1, 2005 (“2005 Annual Report”). All significant intercompany balances and transactions have been eliminated. Certain prior period amounts have been reclassified to conform to the current presentation.

Note 2. Stock-based Compensation

Effective at the beginning of fiscal 2004, the Company adopted the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Statement No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) to account for its stock-based compensation. The Company elected the prospective method of transition as permitted by FASB Statement No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” (“SFAS 148”). Employee stock option grants and other stock-based compensation are expensed over the vesting period, based on the fair value at the time the stock-based compensation is granted. Prior to the adoption of SFAS 123, as amended by SFAS 148, the Company accounted for its stock-based compensation under Accounting Principles Board Opinion No. 25.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

For the three months ended July 31, 2005

(In millions, except share and per share data)

In accordance with SFAS 123 and SFAS 148, the following table presents pro forma information for the three months ended July 31, 2005 and August 1, 2004 regarding net income and earnings per share as if the Company had accounted for all of its employee stock-based compensation under the fair value method of SFAS 123:

	Three Months Ended
	July 31, 2005	August 1, 2004
Net income, as reported	$16.2	$8.5
Add: Stock-based employee compensation expense included in reported net income, net of tax	1.4	1.2
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards, net of tax	1.7	1.5

Pro forma net income	$15.9	$8.2
Earnings per share:
Basic - as reported	$0.08	$0.04
Basic - pro forma	$0.08	$0.04
Diluted - as reported	$0.08	$0.04
Diluted - pro forma	$0.08	$0.04

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), which replaces SFAS 123. The accounting required by SFAS 123R is similar to that of SFAS 123; however, the choice between recognizing the fair value of stock options in the income statement or disclosing the pro forma income statement effect of the fair value of stock options in the notes to the financial statements allowed under SFAS 123 has been eliminated in SFAS 123R. SFAS 123R is effective for fiscal years beginning after June 15, 2005, and early adoption is permitted. Management intends to use the modified prospective transition method to adopt SFAS 123R beginning in fiscal 2007 and expects that the implementation of SFAS 123R will increase the Company’s stock-based compensation expense in fiscal 2007.

Note 3. Discontinued Operations

In April 2004, the Company sold certain assets formerly included in the Pet Products reportable segment, including its rights in the IVD and Medi-Cal brands, its rights in the Techni-Cal brand in the United States and Canada, and related inventories, for $82.5 (the “2004 Asset Sale”). During a transition period after the sale, the Company is manufacturing certain products for the buyer. The Company also performed certain transition services for the buyer during agreed-upon post-closing periods. For all periods presented, the operating results, cash flows and assets related to the 2004 Asset Sale and other operating results from a related Canadian production facility have been classified as discontinued operations. On July 31, 2005, the remaining assets in discontinued operations primarily consisted of the Canadian production facility, which is being actively marketed for sale. The Company expects to complete the sale of this facility in fiscal 2006.

Net sales from discontinued operations were $7.5 and $6.1 for the three months ended July 31, 2005 and August 1, 2004, respectively.

Total assets included in assets of discontinued operations were $2.2 as of July 31, 2005 and May 1, 2005. The assets of discontinued operations consisted of property, plant and equipment in both periods.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

For the three months ended July 31, 2005

(In millions, except share and per share data)

Note 4. Inventories

The Company’s inventories consist of the following:

	July 31, 2005	May 1, 2005
Inventories:
Finished products	$745.9	$619.9
Raw materials and in-process material	54.8	62.5
Packaging material and other	141.5	106.1
LIFO Reserve	13.8	36.6

TOTAL INVENTORIES	$956.0	$825.1

Note 5. Assets Held For Sale

Included in prepaid and other current assets are certain real properties which were classified as assets held for sale. Assets held for sale totaled $10.8 and $33.8 as of July 31, 2005 and May 1, 2005, respectively. During the three months ended July 31, 2005, the Company sold $22.8 of assets held for sale and recognized a gain of $0.5 on the sale.

Note 6. Earnings Per Share

The following tables set forth the computation of basic and diluted earnings per share from continuing operations:

	Three Months Ended
	July 31, 2005	August 1, 2004
Basic earnings per common share:
Numerator:
Net income from continuing operations	$16.3	$8.6

Denominator:
Weighted average shares	207,800,806	209,814,652

Basic earnings per common share	$0.08	$0.04

Diluted earnings per common share:
Numerator:
Net income from continuing operations	$16.3	$8.6

Denominator:
Weighted average shares	207,800,806	209,814,652
Effect of dilutive securities	2,745,946	2,045,603

Weighted average shares and equivalents	210,546,752	211,860,255

Diluted earnings per common share	$0.08	$0.04

The computation of diluted earnings per share calculates the effect of dilutive securities on weighted average shares. Dilutive securities include stock options, restricted stock units and other deferred stock compensation.

Options, performance shares and deferred stock units outstanding in the aggregate amounts of 7,484,644 and 4,642,406 were not included in the computation of diluted earnings per share for the three months ended July 31, 2005 and August 1, 2004, respectively, because their inclusion would be antidilutive.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

For the three months ended July 31, 2005

(In millions, except share and per share data)

Note 7. Merger-Related Employee Severance Costs

On December 20, 2002, the Company acquired various businesses from H.J. Heinz Company (“Heinz”), including Heinz’s U.S. and Canadian pet food and pet snacks, North American tuna, U.S. retail private label soup and U.S. infant feeding businesses (the “Merger”).

During the fiscal years ended May 1, 2005 and May 2, 2004, the Company communicated to affected employees that their employment would be terminated as part of the Merger-related integration of certain business functions. Termination benefits and severance costs are expensed as part of selling, general and administrative expense.

The following table reconciles the beginning and ending accrued Merger-related termination and severance costs by reportable segment:

	Consumer Products	Pet Products	Corporate (a)	Total Company
Accrued termination and severance costs - May 1, 2005	$1.7	$0.2	$1.5	$3.4
Termination and severance costs incurred	—	—	—	—
Amounts utilized	(0.7)	(0.1)	(0.3)	(1.1)

Accrued termination and severance costs - July 31, 2005	$1.0	$0.1	$1.2	$2.3

(a)	Corporate represents expenses not directly attributable to reportable segments.

Note 8. Comprehensive Income

The following table reconciles net income to comprehensive income:

	Three Months Ended
	July 31, 2005	August 1, 2004
Net income	$16.2	$8.5
Other comprehensive income:
Foreign currency translation adjustments	0.3	0.6
Gain (loss) on cash flow hedging instruments, net of tax	0.8	(0.2)

Total other comprehensive income	1.1	0.4

Comprehensive income	$17.3	$8.9

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

For the three months ended July 31, 2005

(In millions, except share and per share data)

Note 9. Retirement Benefits

Defined Benefit Plans.

Del Monte sponsors three defined benefit pension plans and several unfunded defined benefit postretirement plans providing certain medical, dental and life insurance benefits to eligible retired, salaried, non-union hourly and union employees. The components of net periodic benefit cost of such plans are as follows:

	Three Months Ended
	Pension Benefits		Other Benefits
	July 31, 2005	August 1, 2004	July 31, 2005	August 1, 2004
Components of net periodic benefit cost
Service cost for benefits earned during the period	$3.4	$1.8	$1.2	$1.5
Interest cost on projected benefit obligation	5.7	5.7	2.0	2.4
Expected return on plan assets	(6.0)	(6.1)	—	—
Amortization of prior service cost	0.6	0.3	(1.7)	(1.5)
Actuarial (gain)/loss	0.2	—	—	0.3

Total benefit cost	$3.9	$1.7	$1.5	$2.7

The Company expects to make cash contributions of approximately $4 to the defined benefit pension plans during the second quarter of fiscal 2006.

Unfunded Defined Benefit Postretirement Plans.

On June 30, 2005, the Compensation and Benefits Committee of the Board of Directors approved a resolution whereby the participants, not the Company, would be required to pay the Medicare Part D premium under the Del Monte retiree health care plan effective January 1, 2006. As a result of the plan changes, the projected benefit obligation was remeasured as of the amendment date and the Company changed the discount rate used to value its unfunded postretirement plan liability from 6.0% to 5.6% to reflect the interest rate environment as of the amendment date. The effect of the plan amendment was to decrease the benefit obligation by approximately $20 and the net periodic benefit cost for fiscal 2006 by approximately $3. There was no significant effect on the accrued liability recorded in the consolidated balance sheet.

Note 10. Commitments and Contingencies

Legal Contingencies.

Except as set forth below, there have been no material developments in the legal proceedings reported in the Company’s 2005 Annual Report.

The Company was a defendant in an action brought by Kal Kan Foods, Inc., which was a subsidiary of Mars, Inc., in the U.S. District Court for the Central District of California on December 19, 2001. The plaintiff alleged infringement of U.S. Patent No. 6,312,746 (the “746 Patent”). Specifically, the plaintiff alleged that the technology used in the production of Pounce Purr-fections, Pounce Delectables (currently named Pounce Delecta-bites), Meaty Bones Savory Bites (currently named Snausages Scooby Snack Stuffers) and certain other pet treats infringed the 746 Patent. The plaintiff sought compensatory damages in the amount of $2.3 for alleged infringement of its patent and a permanent injunction against further sales of products made with the allegedly infringing technology. On January 25, 2005, the court granted partial summary judgment in favor of the plaintiff and ruled that the Company infringed the plaintiff’s patent. On March 2, 2005, a jury returned a verdict in favor of Mars and awarded Mars damages in the amount of $3.6. On April 21, 2005, the Court entered a permanent injunction against further sales of the pet products named in this litigation. Total fiscal 2005 net sales and net income of the products involved in this litigation were insignificant in light of the Company’s total net sales and net income. On May 3, 2005, the Court entered a final judgment which also awarded Mars prejudgment interest and reimbursement of costs in the amount of $0.6. On May 19, 2005, the Company filed a notice of appeal. On September 2, 2005, the Company resolved remaining disputes with Mars. The Company withdrew its appeal on September 6, 2005. The Company believes it has accrued adequate reserves to cover its liability in this matter.

Note 11. Segment Information

The Company has the following reportable segments:

•	The Consumer Products reportable segment includes the Del Monte Brands, StarKist Seafood and Private Label Soup operating segments, which manufacture, market and sell shelf-stable products, including fruit, vegetable, tomato, broth, infant feeding, tuna and soup products.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

For the three months ended July 31, 2005

(In millions, except share and per share data)

•	The Pet Products reportable segment includes the Pet Products operating segment, which manufactures, markets and sells dry and wet pet food and pet snacks.

The Company’s chief operating decision-maker, its Chief Executive Officer, reviews financial information presented on a consolidated basis accompanied by disaggregated information on net sales and operating income, by operating segment, for purposes of making decisions and assessing financial performance. The chief operating decision-maker reviews assets of the Company on a consolidated basis only. The accounting policies of the individual operating segments are the same as those of the Company.

The following table presents financial information about the Company’s reportable segments:

	Three Months Ended
	July 31, 2005	August 1, 2004
Net Sales:
Consumer Products	$476.7	$447.0
Pet Products	194.4	179.0

Total Company	$671.1	$626.0

Operating Income:
Consumer Products	$34.9	$35.3
Pet Products	23.5	16.8
Corporate (a)	(11.0)	(11.6)

Total Company	$47.4	$40.5

(a)	Corporate represents expenses not directly attributable to reportable segments.

As of July 31, 2005, the Company’s goodwill was comprised of $213.4 related to the Consumer Products reportable segment and $555.8 related to the Pet Products reportable segment. As of May 1, 2005, the Company’s goodwill was comprised of $213.4 related to the Consumer Products reportable segment and $555.7 related to the Pet Products reportable segment. Goodwill in the Pet Products reportable segment increased by $0.1 during the three months ended July 31, 2005 as a result of foreign exchange fluctuations related to goodwill associated with the Company’s Canadian retail pet operations.

Note 12. Share Repurchase

On June 29, 2005, the Company purchased 11,996,161 shares of the Company’s common stock from Goldman Sachs International (“Goldman Sachs”) in a private transaction in connection with an accelerated stock buyback (“ASB”). Excluding commission payable to Goldman Sachs, the shares were repurchased for an upfront payment of approximately $125 or $10.42 per share, subject to a price adjustment provision. The repurchased shares are being held in treasury.

In connection with the ASB, Goldman Sachs is expected to purchase an equivalent amount of shares in the open-market over time. The program is expected to be completed within sixteen months of the initial purchase from Goldman Sachs. At the end of the program, the Company will receive or pay a price adjustment generally based on the volume weighted average price of shares traded during the purchase period. Approximately half of the shares purchased by the Company in connection with the ASB are subject to a collar, a contract that sets a minimum and maximum price for purposes of calculating the price adjustment. Generally, the purchase price adjustment can be settled, at the Company’s option, in cash or in shares of its common stock. Pursuant to the agreements governing the ASB, the Company must have 25 million shares available for issuance during the term of the program.

Note 13. Financial Information for Subsidiary Issuer and Guarantor and Non-Guarantor Subsidiaries

In February 2005, DMC issued $250.0 of 6 3/4% senior subordinated notes due 2015 (the “Notes”), which are fully and unconditionally guaranteed, jointly and severally, on a subordinated basis by DMFC, and on a senior subordinated basis by certain direct and indirect U.S. subsidiaries of DMC, as set forth in the indenture governing the Notes. The issuer and the subsidiary guarantors are 100% owned, directly or indirectly, by Del Monte. The Company’s credit agreements generally limit the ability of DMC to make cash payments to Del Monte, its parent company, which limits Del Monte’s ability to pay cash dividends. Presented below are Condensed Consolidating Balance Sheet as of July 31, 2005 and Condensed Consolidating Statements of Income and Statements of Cash Flows for the three months ended July 31, 2005 and August 1, 2004 of Del Monte Foods Company (“Parent Company”), Del Monte Corporation (“Issuer”), the guarantor subsidiaries (“Subsidiary Guarantors”) and the subsidiaries that are not guarantors (“Subsidiary Non-guarantors”):

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

For the three months ended July 31, 2005

(In millions, except share and per share data)

CONDENSED CONSOLIDATING BALANCE SHEET

JULY 31, 2005

	Parent Company	Subsidiary Issuer	Subsidiary Guarantors	Subsidiary Non-guarantors	Consolidating Entries	Consolidated Total
ASSETS
Current assets:
Cash and cash equivalents	$—	$39.6	$—	$2.1	$—	$41.7
Trade accounts receivable, net of allowance	—	161.9	0.5	7.4	—	169.8
Inventories	—	909.2	18.6	28.2	—	956.0
Prepaid expenses and other current assets	—	96.7	55.7	8.1	(46.4)	114.1

TOTAL CURRENT ASSETS	—	1,207.4	74.8	45.8	(46.4)	1,281.6

Property, plant and equipment, net	—	717.9	61.1	16.1	—	795.1
Goodwill	—	769.2	—	—	—	769.2
Intangible assets, net	—	586.3	—	—	—	586.3
Other assets, net	1,155.6	216.0	—	0.7	(1,323.8)	48.5

TOTAL ASSETS	$1,155.6	$3,496.8	$135.9	$62.6	$(1,370.2)	$3,480.7

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$0.2	$451.7	$10.8	$17.4	$(46.4)	$433.7
Short-term borrowings	—	—	—	1.2	—	1.2
Current portion of long-term debt	—	4.5	—	—	—	4.5

TOTAL CURRENT LIABILITIES	0.2	456.2	10.8	18.6	(46.4)	439.4

Long-term debt	—	1,301.2	—	—	—	1,301.2
Deferred tax liabilities	—	273.0	1.4	—	(22.6)	251.8
Other non-current liabilities	—	332.1	0.8	—	—	332.9

TOTAL LIABILITIES	0.2	2,362.5	13.0	18.6	(69.0)	2,325.3

Stockholders’ equity:
Common stock	2.1	—	0.1	31.1	(31.2)	2.1
Additional paid-in capital	964.5	944.2	12.2	0.1	(956.5)	964.5
Treasury Stock, at cost	(125.4)	—	—	—	—	(125.4)
Accumulated other comprehensive loss	(4.8)	(4.8)	—	(0.1)	4.9	(4.8)
Retained earnings	319.0	194.9	110.6	12.9	(318.4)	319.0

TOTAL STOCKHOLDERS’ EQUITY	1,155.4	1,134.3	122.9	44.0	(1,301.2)	1,155.4

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,155.6	$3,496.8	$135.9	$62.6	$(1,370.2)	$3,480.7

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

For the three months ended July 31, 2005

(In millions, except share and per share data)

CONDENSED CONSOLIDATING STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED JULY 31, 2005

	Parent Company	Subsidiary Issuer	Subsidiary Guarantors	Subsidiary Non- guarantors	Consolidating Entries	Consolidated Total
Net sales	$—	$660.8	$65.5	$49.3	$(104.5)	$671.1
Cost of products sold	—	512.7	58.3	42.8	(104.5)	509.3

Gross profit	—	148.1	7.2	6.5	—	161.8
Selling, general and administrative expense	0.2	111.3	—	2.9	—	114.4

OPERATING INCOME (LOSS)	(0.2)	36.8	7.2	3.6	—	47.4
Interest expense	—	21.2	—	—	—	21.2
Other expense (income)	—	0.2	—	(0.2)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARIES	(0.2)	15.4	7.2	3.8	—	26.2

Provision (benefit) for income taxes	(0.1)	8.1	1.5	0.4	—	9.9
Equity in undistributed earnings of subsidiaries	16.3	9.0	—	—	(25.3)	—

Income from continuing operations	16.2	16.3	5.7	3.4	(25.3)	16.3
Discontinued operations (net of tax)	—	—	—	(0.1)	—	(0.1)

NET INCOME	$16.2	$16.3	$5.7	$3.3	$(25.3)	$16.2

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

For the three months ended July 31, 2005

(In millions, except share and per share data)

CONDENSED CONSOLIDATING STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED AUGUST 1, 2004

	Parent Company	Subsidiary Issuer	Subsidiary Guarantors	Subsidiary Non- guarantors	Consolidating Entries	Consolidated Total
Net sales	$—	$617.2	$71.5	$39.4	$(102.1)	$626.0
Cost of products sold	—	477.6	68.8	34.9	(102.1)	479.2

Gross profit	—	139.6	2.7	4.5	—	146.8
Selling, general and administrative expense	0.2	103.4	—	2.7	—	106.3

OPERATING INCOME (LOSS)	(0.2)	36.2	2.7	1.8	—	40.5
Interest expense (income)	—	25.5	(0.9)	—	—	24.6
Other expense	—	2.0	—	—	—	2.0

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARIES	(0.2)	8.7	3.6	1.8	—	13.9

Provision (benefit) for income taxes	(0.1)	3.9	0.6	0.9	—	5.3
Equity in undistributed earnings of subsidiaries	8.6	4.0	—	—	(12.6)	—

Income from continuing operations	8.5	8.8	3.0	0.9	(12.6)	8.6
Discontinued operations (net of tax)	—	(0.2)	—	0.1	—	(0.1)

NET INCOME	$8.5	$8.6	$3.0	$1.0	$(12.6)	$8.5

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

For the three months ended July 31, 2005

(In millions, except share and per share data)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED JULY 31, 2005

	Parent Company	Subsidiary Issuer	Subsidiary Guarantors	Subsidiary Non-guarantors	Consolidating Entries	Consolidated Total
NET CASH PROVIDED BY OPERATING ACTIVITIES	$—	$5.1	$0.5	$1.2	$—	$6.8

INVESTING ACTIVITIES:
Capital expenditures	—	(8.1)	(0.5)	(0.8)	—	(9.4)
Net proceeds from disposal of assets	—	23.4	—	—	—	23.4
Dividends received	125.4	—	—	—	(125.4)	—

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	125.4	15.3	(0.5)	(0.8)	(125.4)	14.0

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	—	—	—	0.2	—	0.2
Principal payments on long-term debt	—	(0.4)	—	—	—	(0.4)
Issuance of stock	0.6	—	—	—	—	0.6
Capital contribution	(0.6)	0.6	—	—	—	—
Purchase of treasury stock	(125.4)	—	—	—	—	(125.4)
Dividends paid	—	(125.4)	—	—	125.4	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(125.4)	(125.2)	—	0.2	125.4	(125.0)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	0.1	—	0.1
NET CASH USED IN DISCONTINUED OPERATIONS	—	—	—	(0.1)	—	(0.1)
NET CHANGE IN CASH AND CASH EQUIVALENTS	—	(104.8)	—	0.6	—	(104.2)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—	144.4	—	1.5	—	145.9

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$—	$39.6	$—	$2.1	$—	$41.7

DEL MONTE FOODS COMPANY AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

For the three months ended July 31, 2005

(In millions, except share and per share data)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED AUGUST 1, 2004

	Parent Company	Subsidiary Issuer	Subsidiary Guarantors	Subsidiary Non- guarantors	Consolidating Entries	Consolidated Total
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$—	$(102.2)	$0.7	$(2.6)	$—	$(104.1)

INVESTING ACTIVITIES:
Capital expenditures	—	(13.5)	(0.7)	(0.2)	—	(14.4)

NET CASH USED IN INVESTING ACTIVITIES	—	(13.5)	(0.7)	(0.2)	—	(14.4)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	—	95.2	—	0.5	—	95.7
Payments on short-term borrowings	—	(8.0)	—	—	—	(8.0)
Principal payments on long-term debt	—	(1.5)	—	—	—	(1.5)
Issuance of stock	0.6	—	—	—	—	0.6
Capital contribution	(0.6)	0.6	—	—	—	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	—	86.3	—	0.5	—	86.8

Effect of exchange rate changes on cash and cash equivalents	—	0.9	—	(0.1)	—	0.8
NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS	—	(0.2)	—	0.1	—	(0.1)
NET CHANGE IN CASH AND CASH EQUIVALENTS	—	(28.7)	—	(2.3)	—	(31.0)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—	34.0	—	2.3	—	36.3

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$—	$5.3	$—	$—	$—	$5.3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: November 4, 2005	By:	/s/ Richard L. French
Name: Richard L. French Title: Senior Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit	Description

23.1	Consent of KPMG LLP